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                                                                    EXHIBIT 99.1

                              SETTLEMENT AGREEMENT

            THIS SETTLEMENT AGREEMENT (this "Agreement"), dated as of January 6, 2004, by and among DVI, INC. ("DVI"), DVI BUSINESS CREDIT CORPORATION ("DVIBC"), DVI FINANCIAL SERVICES INC. ("DVIFS"), as contributor (in such capacity, the "Contributor") and servicer (in such capacity, the "Servicer"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank" or "Trustee"), in its capacity as trustee for the Securitizations (defined below and executing this Agreement subject to Section 23 hereof), each Receivables Corporation (as defined herein), each Issuer (as defined herein), THE AD HOC COMMITTEE OF NOTEHOLDERS (the "Ad Hoc Committee") and LYON FINANCIAL SERVICES, INC. D/B/A US BANCORP PORTFOLIO SERVICES as successor servicer (in such capacity, the "Successor Servicer"), recites and provides as follows:

                                    RECITALS

            WHEREAS, DVIFS, transferred certain specified assets to its subsidiaries in connection with each of the securitization transactions listed on Exhibit A (each a "Securitization" and, collectively, the "Securitizations") and agreed to service such assets, in each case on the terms and conditions set forth in the applicable Contribution and Servicing Agreement listed on Exhibit A (each a "Contribution and Servicing Agreement" and collectively, the "Contribution and Servicing Agreements");

            WHEREAS, each of the limited liability companies listed on Exhibit A (each, an "Issuer" and collectively the "Issuers") issued notes secured by the Contributed Property (as defined in the Appendices which relate to each Contribution and Servicing Agreement) or by a security interest therein, in each case pursuant to an Indenture listed on Exhibit A (each an "Indenture" and collectively, the "Indentures");

            WHEREAS, U.S. Bank serves as trustee (in such capacity, the "Trustee") under each Indenture on behalf of the Noteholders and Swap Providers with respect to each Securitization;

            WHEREAS, DVIFS, together with DVI and DVIBC Corporation (collectively, the "Debtors") commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on August 25, 2003 (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

            WHEREAS, the parties hereto have agreed that certain provisions of the Contribution and Servicing Agreements and the Indentures are ambiguous or operate in a manner inconsistent with the preservation of the interests of the Trustee, DVIFS and/or the Noteholders, and desire to amend such provisions;

            WHEREAS, the Contribution and Servicing Agreements and the Indentures grant authority to the Trustee to negotiate modified compensation arrangements for a Successor Servicer thereunder;
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            WHEREAS, the parties hereto desire to preserve the trust estates created in the Securitizations for purposes of fulfilling the purposes of each trust and maximizing the value thereof for the benefit of the Noteholders, the Debtors in addition desire to preserve the trust estates to maximize the value thereof for the benefit of the Debtorss, and the parties desire to enter into this Agreement for purposes thereof;

            WHEREAS, pursuant to section 365 of the Bankruptcy Code, DVIFS has proposed to assume each of the Contribution and Servicing Agreements, and assign the Contribution and Servicing Agreements, as amended pursuant to the terms of this Agreement, to the Successor Servicer (such assumption and assignment, the "Servicing Transfer Transaction"), in each case on the terms and conditions set forth herein;

            WHEREAS, the Trustee and the Ad Hoc Committee, in order to preserve, protect and maintain the trust estates created by the securitizations and after consultation with their independent advisors, desire that the Successor Servicer assume the obligations of DVIFS pursuant to and as amended by the terms of this Agreement but shall not be required to perform the obligations of DVIFS as Contributor;

            WHEREAS, the Trustee has asserted certain claims against DVIFS in connection with the Securitizations and the Contribution and Servicing Agreements, including but not limited to the cure of certain breaches of representations and warranties under the Contribution and Servicing Agreements, the failure to make certain payments of sales, personal property and franchise taxes, the misapplication of proceeds belonging to the Securitization Trusts, and claims relating to the failure to pay vendors or advance funds to customers with respect to equipment contracts transferred to the Securitization Trusts;

            WHEREAS, the Debtors or its creditors may have claims against the Securitization Trusts in connection with the Securitizations and the Contribution and Servicing Agreements;

            WHEREAS, in order to maximize value for the Debtors' estates and the Securitization Trusts and settle and resolve claims relating to the Securitizations, the parties hereto have agreed to settle their respective claims and to effectuate the Servicing Transfer Transaction upon the terms and conditions set forth herein; and

            WHEREAS, in the event this Agreement is not approved by the Bankruptcy Court, nothing contained herein, including the acknowledgments set forth in Section 4 of this Agreement, shall constitute or be construed as an admission of liability or a waiver of claims, or be used for any purpose.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

            1. Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Contribution and Servicing Agreements. In addition, the following terms shall have the following definitions:


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            "Ableco" shall mean Ableco Finance LLC.

            "Ad Hoc Committee" shall have the meaning set forth in the preamble to this Agreement.

            "Agreement" shall mean this Settlement Agreement.

            "Ancillary Payments" shall have the meaning set forth in Section 6 of this Agreement.

            "Assignment Fee" shall have the meaning set forth in Section 3(d) of this Agreement.

             "Bankruptcy Code" shall have the meaning set forth in the recitals to this Agreement.

            "Bankruptcy Court" shall have the meaning set forth in the recitals to this Agreement.

            "Chapter 11 Cases" shall have the meaning set forth in the recitals to this Agreement.

            "Closing Date" shall mean the date on which all conditions set forth in Section 11 of this Agreement have been satisfied or waived in writing by all beneficiaries thereof.

            "Collections Order" shall have the meaning set forth in Section 5 of this Agreement.

            "Consenting Parties" shall mean, collectively, U.S. Bank, as Trustee on behalf of the Noteholders and the Swap Providers, the Ad Hoc Committee of Noteholders, DVIFS, each Receivables Corporation and each Issuer.

            "Contract Deficiencies" shall have the meaning set forth in Section 12 of this Agreement.

            "Contributor" shall have the meaning set forth in the preamble to this Agreement.

            "Contribution and Servicing Agreements" shall have the meaning set forth in the recitals to this Agreement.

            "CSA Reserve Account" shall have the meaning set forth in Section 9(a) of this Agreement.

            "CSA Reserve Account Agreement" shall have the meaning set forth in
Section 9(a) of this Agreement.

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            "CSA Reserve Account Trustee" shall have the meaning set forth in
Section 9(c) of this Agreement.

            "Debtors" shall have the meaning set forth in the recitals to this Agreement.

            "DIP Lenders" shall mean Goldman, as loan agent, administrative agent and lender under the Debtors' post-petition credit agreement and Ableco, as loan agent and lender under the Debtors' post-petition credit agreement, and A3 Funding LP, as lender under the Debtors' post-petition credit agreement.

            "DVIFS" shall have the meaning set forth in the preamble to this Agreement.

            "Final Order" shall mean an order or judgment entered by the Bankruptcy Court that (i) is effective, (ii) has not been reversed, stayed, modified or amended, (iii) is not the subject of a pending appeal or motion for review or reconsideration, (iv) has not been and may no longer be appealed from or otherwise reviewed or reconsidered, and (v) is final and non-appealable in accordance with applicable law, including, without limitation, Rule 8002 of the Federal Rules of Bankruptcy Procedure.

            "Goldman" shall mean Goldman Sachs Credit Partners LP.

            "Indentures" shall have the meaning set forth in the recitals to this Agreement.

            "Issuers" shall have the meaning set forth in the recitals to this Agreement.

            "Netting Amount" shall have the meaning set forth in Section 7 of this Agreement.

            "Noteholders" shall mean the record or beneficial holders of Notes issued pursuant to the terms of the Indentures.

            "Official Committee" shall mean the Official Committee of Unsecured Creditors of DVI, DVIFS, and DVIBC.

            "Receivables Corporation" shall mean each of receivables corporations created pursuant to the Securitizations and identified on Exhibit A.

            "Securitizations" shall have the meaning set forth in the recitals to this Agreement.

            "Securitization Trusts" shall mean the trusts created under the terms of the Indentures, Contribution and Servicing Agreements or other related documents relating to the Securitizations that are the subject hereof.

            "Servicer" shall have the meaning set forth in the preamble to this Agreement.

            "Servicer Advance Claim" shall have the meaning set forth in Section 7 of this Agreement.

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            "Servicing Transfer Transaction" shall have the meaning set forth in the recitals to this Agreement.

            "Specified Securitizations" shall have the meaning set forth in
Section 2 of this Agreement.

            "Successor Servicer" shall have the meaning set forth in the preamble to this Agreement.

            "Trustee" shall have the meaning set forth in the recitals to this Agreement.

            "Unpaid Fees" shall have the meaning set forth in Section 6 of this Agreement.

            "9019 Order" shall mean an order of the Bankruptcy Court in the form attached hereto as Exhibit E.

            2. Amendment of Contribution and Servicing Agreements, Appendices and Indentures. Subject to compliance with the conditions set forth in Section 11 of this Agreement (or waiver thereof as provided therein), each of the Consenting Parties hereby irrevocably agrees that the terms and conditions of the Contribution and Servicing Agreements and the Indentures (including the Appendices thereto) shall be amended as described in Exhibit B hereto, each such amendment to become effective on the Closing Date without any further documentation thereof.

            Each Consenting Party agrees that the Successor Servicer shall be entitled to receive an aggregate amount not to exceed $50,000 for its reasonable out-of-pocket expenses incurred in connection with transferring servicing from DVIFS pursuant to the terms hereof, except as provided in the last sentence hereof, which expenses will be paid from each of Securitizations 2001-1, 2001-2, 2002-1, 2002-2 and 2003-1 (the "Specified Securitizations"), in each case in accordance with Section 3.07(c) of the applicable Indentures out of the Successor Servicer Reserve Account for such Specified Securitizations, to the extent there are sufficient funds available therefor, with 20% of such expenses allocated to each Successor Servicer Reserve Account. Each Consenting Party further confirms that the payment of the fees of the Successor Servicer for short-term servicing support provided to DVIFS commencing on December 9, 2003, and continuing until the Closing Date shall be paid from such Successor Servicer Reserve Accounts with 20% of such fees allocated to each such Successor Servicer Reserve Account, to the extent there are sufficient funds available therefor. The $50,000 limit set forth above shall not include (i) the reasonable cost to the Successor Servicer of transferring all working servicer files from DVIFS's facilities to the Successor Servicer's facilities and (ii) the fees of the Successor Servicer for such short-term servicing support provided to DVIFS.

            3. Assumption, Assignment to Successor Servicer and Severance. Subject to compliance with the conditions set forth in Section 11 of this Agreement (or waiver thereof as provided therein), and on the terms and conditions hereof, the Consenting Parties and the Successor Servicer hereby irrevocably consent to and agree to the following:

                  (a) As consideration for the resolutions, settlements and compromises contained herein, the Successor Servicer shall not be obligated to perform the obligations designated to be performed by the Contributor under the terms of the Contribution and

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      Servicing Agreements, and all such obligations shall terminate effective as of the Closing Date as set forth in the amendments to the Contribution and Servicing Agreements included in Exhibit B to this Agreement;

                  (b) On the Closing Date and upon obtaining the Final Order approving the Servicing Transfer Transaction and providing the requisite authority, and consistent with (a) above, DVIFS as Servicer hereby assumes the Contribution and Servicing Agreements as amended in a manner consistent with this Agreement, pursuant to Section 365 of the Bankruptcy Code; and

                  (c) On the Closing Date and upon obtaining the Final Order approving the Servicing Transfer Transaction and providing the requisite authority, DVIFS as Servicer shall assign the Contribution and Servicing Agreements, as amended consistent with this Agreement, to the Successor Servicer, and the Successor Servicer shall accept such assignment and agree to be bound by all the terms of conditions of such Contribution and Servicing Agreements, as amended consistent with this Agreement. Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services shall constitute a "Successor Servicer" for all purposes under the Indentures, as amended hereby, and Contribution and Servicing Agreements, as amended hereby. USBPS shall be deemed to satisfy all requirements for a Successor Servicer set forth in each Contribution and Servicing Agreement.

                  (d) The Successor Servicer shall pay to DVIFS Six Million Dollars ($6,000,000) as consideration for its receipt of the servicing rights under the Contribution and Servicing Agreements (the "Assignment Fee"). The Assignment Fee shall be paid in twelve (12) Five Hundred Thousand Dollar ($500,000) consecutive monthly installments, the first installment beginning thirty (30) days after the Closing Date. DVIFS's right to receive such payments shall be absolute, unconditional and without right of setoff.

            The parties hereto agree that DVIFS shall cure any defaults under the Contribution and Servicing Agreements and all claims with respect thereto solely through the creation and funding of the CSA Reserve Account described in
Section 9 hereof; provided that DVIFS shall cooperate with the Trustee with respect to Contract Deficiencies to the extent set forth in Section 12. The Successor Servicer shall not be liable for any breach by DVIFS of any of its obligations contained in the Contribution and Servicing Agreements or in any related document or agreement.

            4. Releases. DVIFS acknowledges and agrees that the Trustee and the Noteholders have certain claims against it with respect to breaches of representations and warranties, covenants, failure to make certain payments to Equipment vendors, failure to pay taxes, Servicer Events of Default, misappropriation of funds and other matters. The Trustee, the Ad Hoc Committee and the Issuers, acknowledge that the Debtors have alleged certain claims against them and the Securitization Trusts with respect to repurchases or substitutions of Contracts and Equipment that the Debtors allege may constitute fraudulent conveyances or preferences under applicable law. Subject to compliance with the conditions set forth in Section 11 of this Agreement (or waiver thereof as provided therein), and in consideration of the mutual releases herein, each of the Consenting Parties, the Debtors and each of the DIP
Lenders, hereby

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irrevocably and absolutely releases, remises, acquits, and discharges each other Consenting Party (including the Trustee in its individual capacity and each other capacity in which it serves in connection with the Securitizations), Debtor and DIP Lender and each of such Consenting Party's, Debtor's and DIP Lender's current and former officers, directors, trustees, employees, attorneys, agents, affiliates, consultants, shareholders, successors and assigns from all such claims and from any and all other claims, demands, causes of action, actions, liabilities, damages, losses, expenses and costs, of any kind or nature whatsoever (whether in law, equity or otherwise), including without limitation claims arising under sections 544 through 553 of the Bankruptcy Code, absolute or contingent, matured or unmatured, liquidated or unliquidated, now known or subsequently discovered, that (i) arise out of or in any way relate to the settlement set forth herein and/or any transactions contemplated hereby or (ii) arise out of or in any way relate to the Securitizations, the Indentures, the Contribution and Servicing Agreements, the Contracts, the Equipment and/or the entry into or performance of any of the foregoing except that (A) any claims, in each case, to the extent arising from any performance or nonperformance by such person of its obligations under this Agreement, including without limitation its obligations under Section 9 hereof, or any misrepresentation or breach of warranty herein or resulting from any future performance or nonperformance (i.e., after the Closing Date) of any continuing obligations of such party under the Indentures, the Contribution and Servicing Agreements or the other Securitization documents, in each case as amended hereby, shall not be released, (B) the claims of DVIFS with respect to Unpaid Fees shall be released only upon payment thereof as provided in Section 6 of this Agreement; (C) the claims of DVIFS with respect to the Servicer Advance Claim shall be released only upon payment thereof as provided in Section 7 of this Agreement; (D) solely with respect to any fraudulent conveyance or preference claims against the Issuers and the Securitization Trusts, such claims shall be released with respect to the Noteholders, the Swap Providers, the Trustee and the Successor Servicer, but shall not be released against the Issuers and the Securitization Trusts; provided that, for so long as the subordinated payments are made to DVIFS in accordance with the Indentures, as amended hereby (and after payment in full in cash of the Noteholders, the Swap Providers, the Trustee (in its individual capacity) and the Successor Servicer with respect to the applicable Securitization Trust), the Debtors shall not take any action to enforce such fraudulent conveyance or preference claims; (E) this Settlement Agreement and the releases herein relate to the Noteholders only in their capacity as Noteholders and not in any other capacity or on account of any other relationship they may have, directly or indirectly (including through affiliates), with the Debtors or the Issuers, including without limitation, their capacity as underwriters for the Securitizations; (F) this Settlement Agreement and the releases herein relate to U.S. Bank National Association only in its capacity as Trustee for the Securitizations including in its capacity as custodian or any other capacity and in its individual capacity with respect to the Securitizations, but do not relate to U.S. Bank National Association in any other capacity or on account of any other relationship it may have, directly or indirectly (including through Affiliates), with the Debtors or the Issuers, including without limitation its capacity as lender to any Debtor or Affiliate thereof and its capacity as trustee for any securitization transaction other than the Securitizations;(G) for the avoidance of doubt, nothing herein shall be construed to release any party from its obligations with respect to future performance (i.e., on and after the Closing Date) under the Contribution and Servicing Agreements and the Indentures, in each case as amended hereby, nor shall any obligations of the Issuers with respect to payments of principal and interest on the Notes be released by the provisions of this Section 4; and (H) the claims of the Trustee for its fees and

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expenses shall only be released upon payment thereof in accordance with Sections
6 and 11(d) of this Agreement. Payment of any fraudulent conveyance or preference claims against the Issuers and the Securitization Trusts shall be subordinated to the payment in full of the Noteholders, the Swap Providers, the Trustee (in its individual capacity) and the Successor Servicer under the Indentures and the Contribution and Servicing Agreements. The Trustee, the Ad
Hoc Committee and the Issuers agree that DVIFS has alleged claims against the Issuers and the Securitization Trusts with respect to fraudulent conveyances and preferences and in settlement of such claims agree that the Issuers and the Securitization Trusts shall pay in the aggregate $50,000,000 (the Trustee agreeing that, solely in its capacity as Trustee, it shall make such payments on behalf of the Securitization Trusts as provided in the applicable Indentures, as amended hereby, and on the basis of the Monthly Servicer Reports), but only after and subject to payment in full in cash of all amounts owing the Noteholders, the Swap Providers, the Trustee (in its individual capacity) and the Successor Servicer under the Indentures and the Contribution and Servicing Agreements. The parties hereto agree that, effective as of the Closing Date, any Indenture Event of Default or Servicer Event of Default alleged to have occurred prior to such Closing Date shall be waived; provided, however, that nothing contained herein shall act as a waiver of any Indenture Event of Default or Servicer Event of Default occurring after the Closing Date.

            The Trustee agrees to withdraw its motion to terminate DVIFS as Servicer and the Ad Hoc Committee consents to such withdrawal and directs and instructs the Trustee to withdraw such motion. DVIFS agrees to take all action necessary to exercise its rights with respect to any claims and causes of action asserted by the Official Committee that attempt to assert any claims released or subordinated in accordance with this Section 4, and to endeavour to cause such actions to be dismissed with prejudice.

            5. Servicing Transfer and Other Assistance. DVIFS as Servicer and Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services, as Successor Servicer agree that, commencing on the Closing Date, each will use its best efforts to transition servicing as expeditiously as possible from the Servicer to the Successor Servicer; provided that DVIFS shall not be obligated to replace personnel who voluntarily resign or to continue to employ the personnel involved in its servicing function for a period of more than 30 days after the Closing Date. To the extent the Successor Servicer determines in its sole discretion that a formal transition servicing protocol would be advisable in connection with the transition of servicing, DVIFS shall negotiate such a transition of servicing protocol with the Successor Servicer in good faith and shall use commercially reasonable efforts to execute a final agreement as to such protocol no later than the Closing Date. Without limiting the foregoing, DVIFS shall provide copies of applicable documentation relating to the Contracts, access to and downloads from all databases relating to the Contracts and the collection thereof, and assistance in transitioning mailboxes, bank and lockbox accounts used in servicing the Contracts. To the extent DVIFS receives payments on the Contracts after the Closing Date, it shall forward such payments to the Successor Servicer as promptly as practicable. To the extent DVIFS receives notices of bankruptcy filings, cease-and-desist letters or other similar correspondence relating to the Obligors and the Contracts, it shall forward such notices, letters, etc. to the Successor Servicer as promptly as practicable. After the Closing Date, DVIFS shall not engage in any further collection activity on the Contracts, except to the extent of its role as subservicer as provided below, and solely to the extent set forth in this Section 5. In addition, the Debtors shall use commercially reasonable efforts to obtain from the Bankruptcy Court, in cooperation with the

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Consenting Parties promptly after the Closing Date, a Final Order or Final
Orders providing, among other things, and all in form and substance reasonably satisfactory to the Trustee and the Ad Hoc Committee (collectively, the "Collections Orders") that vendor claims for payment and other relief in respect of any Equipment sold under the Contracts to the Debtors are general unsecured claims that may be prosecuted solely against the Debtors, and barring such vendors from asserting any liens, claims or encumbrances against the Securitizations, the Trustee, the Successor Servicer, the Equipment or any Obligor.

            DVIFS agrees that it will accept appointment and act as subservicer to the extent necessary to pursue any claims against the Obligors brought within the Bankruptcy Court; provided, however, that the Successor Servicer shall make all decisions with respect to actions on the Contracts brought against the Obligors pursuant to the Collections Orders; provided, further, that DVIFS shall not assume any fiduciary, contractual or other responsibilities to the Securitizations as a result of such appointment as subservicer; and provided, further, that DVIFS shall not incur any legal or other out-of-pocket costs as subservicer (other than the costs of obtaining the Collections Orders), all of which shall be borne by the Successor Servicer subject to reimbursement by the Securitizations. DVIFS shall not be entitled to receive any fee or other compensation as subservicer except as specifically set forth in this Agreement.

            DVIFS hereby appoints the Successor Servicer, effective as of the Closing Date, its attorney in fact solely and exclusively for the purpose of executing and endorsing in the name of DVIFS documents with respect to Contracts owned by the Securitization Trusts, but only to the extent that the Successor Servicer reasonably determines that the signature of DVIFS is necessary to collect or otherwise enforce such Contracts, and that the signature of the Successor Servicer or the Trustee will be insufficient for such purpose; and provided, further, that the Successor Servicer shall not have the authority to make representations, warranties or covenants in the name of DVIFS. This appointment is coupled with an interest and is irrevocable.

            6. Unpaid Fees. The parties hereto agree that DVIFS is entitled to payment of unpaid servicing fees, late fees and other compensation in the aggregate amount of Seven Million Nine Hundred Eleven Thousand Eight Hundred Forty Five Dollars ($7,911,845), as detailed by securitization transaction on Exhibit C hereto, plus additional servicing fees, including late fees and other compensation and amounts ("Ancillary Payments"), accrued between the date hereof and the Closing Date, to be agreed upon by the Trustee, the Successor Servicer and DVIFS in good faith and in accordance with the terms of the Indentures and the Contribution and Servicing Agreements on the Closing Date (collectively, the "Unpaid Fees"). To the extent that the amount of Ancillary Payments estimated for the month of December 2003 (relating to the January payment date) is finally determined on or prior to the Closing Date, the amount of Unpaid Fees will be adjusted to reflect the final amount. The Trustee shall pay from funds held by it in the Securitization Trusts such Unpaid Fees to DVIFS on the Closing Date and, to the extent not paid pursuant to Section 11(d) hereof, the unpaid fees and expenses of the Trustee, each to the extent that funds are held by the Securitization Trusts. As soon as reasonably practicable following the Closing Date, the Successor Servicer and DVIFS shall determine the final amount of Unpaid Fees and Ancillary Payments for all months after December 2003 (or, if such amounts have not been finally determined for December 2003 on or prior to the Closing Date, for all months after November 2003) up to and including the month in which the Closing Date occurs. Fees for the month in which the Closing Date occurs shall be pro rated between

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DVIFS and the Successor Servicer (such pro ration to be determined based on the number of days in the month prior to the Closing Date, which will determine DVIFS's share of such amounts, and the number of dates in the month including and after the Closing Date, which will determine the Successor Servicer's share of such amounts, provided that (A) Ancillary Payments with respect to maintenance, sales tax and insurance shall not be pro rated but shall be (1) paid to DVIFS to the extent DVIFS has already made pass-through payments with respect to such amounts, and (2) otherwise paid to the Successor Servicer for payment to the appropriate parties and (B) DVIFS shall pay to the Successor Servicer 50% of the amount of Unpaid Fees it receives for periods on and after January 1, 2004, after giving effect to such pro ration). The parties will make a final calculation of the amounts that DVIFS should have received with respect to Unpaid Fees and Ancillary Payments for any period for which an estimate was used, taking into account the pro ration provisions of the previous sentence, and to the extent DVIFS received a higher amount it shall pay within 5 business days of its notification thereof the difference to the Trustee or the Successor Servicer, as applicable, as an administrative expense, and to the extent DVIFS received a smaller amount it shall be paid the difference by the Trustee from funds held by it in the Securitization Trusts within 5 business days of such final determination.

            7. Return of Servicer Advances.


            (a) The parties hereto agree that, as consideration for entering into this Agreement and the releases and other obligations provided for herein, DVIFS shall be entitled to a claim against the Securitization Trusts in the aggregate amount of Twenty One Million Three Hundred Twenty-One Thousand One Hundred Twenty-Nine Dollars and 90 cents ($21,321,129.90) for the reimbursement of Servicer Advances, as detailed by securitization transaction on Exhibit D hereto (the "Servicer Advance Claim"), less the Netting Amount (as hereinafter defined). The Trustee shall pay from funds held by it in the Securitization Trusts such Servicer Advance Claims, less the Netting Amount, to DVIFS on the Closing Date. For purposes of this Section 7, the "Netting Amount" shall be an amount equal to $2,500,000.

            (b) The Trustee shall charge the Netting Amount against the Securitizations on the Closing Date on a pro rata basis, based on the aggregate Servicer Advance Claim made in respect of each Securitization. The portion of the Netting Amount that will be charged to each Securitization is set forth on Exhibit F to this Agreement.

            8. Ownership of Assets. Each Consenting Party agrees that each purported sale or contribution of Contributed Property by DVIFS to the Receivables Corporations (or, if applicable, to DVI Funding Corp. or DVI Receivables Corp. XV, but solely, in such instance, to the extent DVI Funding Corp. or DVI Receivables Corp. XV, directly or indirectly, retransferred such Contributed Property to a Receivables Corporation or an Issuer in connection with the Securitizations) shall be deemed to have transferred absolutely and irrevocably all right, title and interest of DVIFS in such Contributed Property (including, if applicable, any Substitute Contracts and the related Equipment, and any cash payments made by DVIFS to repurchase Contracts or Equipment). Each Consenting Party further agrees that each purported sale of Company Assets by each Receivables Corporation to the related Issuer (or, if applicable, each purported sale of assets by DVI Funding Corp. to DVI Funding L.L.C. or by DVI Receivables Corp. XV to DVI Receivables XV, L.L.C., but solely, in such instance, to the extent that DVI Funding L.L.C. or DVI Receivables XV L.L.C. retransferred such assets to an Issuer in connection with the Securitizations) shall be deemed to have transferred absolutely and irrevocably all right, title and interest of such Receivables Corp. (or, if applicable, DVI Funding Corp. or DVI Receivables Corp. XV) to such Issuer (or, if applicable, to DVI Funding L.L.C. or DVI Receivables XV, L.L.C.). Each Consenting Party agrees that each purported grant of a security interest in Equipment by each Receivables Corporation to the related Issuer shall be deemed to be a first-priority perfected security interest in such Equipment, prior and superior to any other lien or interest in such Equipment. Each Consenting Party agrees that no Receivables Corporation or Issuer shall be consolidated with or merged into DVIFS.

            Notwithstanding the foregoing or any possible conflicting interpretation of the Indentures, the Contribution and Servicing Agreements or any other Securitization agreement or document, and for the avoidance of doubt, each Consenting Party agrees that the following assets, which represent Retained Interests of the Contributor or the Receivables Corporations, Excluded Assets, or otherwise were intended to be excluded from such purported sales and contributions and excluded from the lien of the Indenture, shall be treated as follows:

                  (i) any periodic payment set forth in a Contract in respect of maintenance, insurance or taxes shall be retained by or paid to the Successor Servicer and shall be applied by such Successor Servicer in accordance with the terms of the Contract and, with respect to any such tax payments, applicable law;

                  (ii) except as set forth in Section 9 of this Agreement, each Purchase Option Payment (including each Balloon Payment that is not an Eligible Balloon Payment) and any other payment set forth in a Contract other than Contract Payments or payments in respect of maintenance, insurance or taxes, with respect to Contracts transferred to any Issuer shall be paid to DVIFS; provided, however, that until an aggregate of $9,250,000 has been deposited in the CSA Reserve Account subject to
      Section 9 of this Agreement the Trustee will have a lien on such payments;

                  (iii) any Broker Agreement Rights relating to any Contract owned by DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C. shall belong to the Successor Servicer for the benefit of the Securitizations;

                  (iv) after the final Contract Payment with respect to any Contract has been paid, the related Equipment and any applicable rights thereto and proceeds thereof shall belong exclusively to DVIFS except as set forth in Section 9 of this Agreement, such Equipment (and any related assets such as proceeds and Insurance Policies) shall be released from the lien of the Indenture and transferred to DVIFS, and the Trustee and the applicable Receivables Corporation shall promptly execute any document reasonably requested by the Successor Servicer or DVIFS to effect such release and transfer;

                  (v) if DVIFS, DVIBC, or any Affiliate (other than the Issuers or the Receivables Corporations) of DVIBC owned or had an interest in, on August 25, 2003, any note, payment obligation, credit agreement or other evidence of indebtedness or payment obligation of any Obligor on any Contract (other than any interest in any

      Contract included in any Securitization), then upon written request by any Debtor, (A) the accounts receivable of each such Obligor shall be free and clear of any lien of the Trustee, each Issuer and each Receivables Corporation, (B) the Trustee shall provide a power of attorney to the Successor Servicer permitting the Successor Servicer to file UCC-3 financing statements or execute any other document necessary to evidence that the Trustee does not have any such lien on the accounts receivables of the Obligor and (C) the Successor Servicer shall file all necessary papers and take any such other acts necessary to release any such liens on the accounts receivable (it being understood that no other liens the Trustee may have with respect to interests in the Equipment or assets of the Obligors shall be released by this clause (v));

                  (vi) if none of DVIFS, DVIBC or any Affiliate (other than the Issuers or the Receivables Corporations) of DVIBC owned or had an interest in, on August 25, 2003, any note, payment obligation, credit agreement or other evidence of indebtedness or payment obligation of any Obligor on any Contract (other than any interest in any Contract included in any Securitization), then DVIFS shall assign to the Trustee, on behalf of the Noteholders and Swap Providers, any security interest in assets of such Obligor, including any security interest in accounts receivable of such Obligor, then held by DVIFS; and

                  (vii) earnings on amounts on deposit in each Collection Account shall remain in such Collection Account and be distributed as Available Funds and the CSA Reserve Account Agreement shall provide that earnings on amounts on deposit in the CSA Reserve Account shall be deposited monthly, pro rata by principal amount of Notes outstanding from each Securitization Trust, into the Collection Account for each Securitization as set forth in the Monthly Servicer Reports and shall constitute Available Funds under the applicable Indenture.

            9. CSA Reserve Accounts.


(a) The CSA Reserve Account Trustee shall establish and maintain an interest-bearing trust account for the benefit of the Securitization Trusts, the Noteholders, the Swap Providers and the Trustee (the "CSA Reserve Account") pursuant to an agreement between the CSA Reserve Account Trustee and the Trustee (the "CSA Reserve Account Agreement"). The Successor Servicer shall, from and after the Closing Date, deposit (i) any Purchase Option Payment (including any Balloon Payment that is not an Eligible Balloon Payment), (ii) any other payment that is not (x) a Contract Payment or (y) a payment in respect of maintenance, insurance or taxes and (iii) the net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, in each case received on or after the Closing Date, into the CSA Reserve Account until such time as the Successor Servicer shall have deposited an aggregate of Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000.00) into the CSA Reserve Account after which time all such payments and proceeds shall be paid in accordance with Section 8 and this Section 9 of this Agreement. Amounts deposited into the CSA Reserve Account shall not constitute Available Funds for purposes of the Indentures. The CSA Reserve Account Agreement shall provide that earnings on amounts on deposit in the CSA Reserve Account shall be retained in the CSA Reserve Account until distributed in accordance with the CSA Reserve Account Agreement.

(b) The CSA Reserve Account Agreement shall provide that the CSA Reserve Account shall be available to the Trustee, for the benefit of the respective Noteholders and Swap Providers, to pay unpaid prepetition sales tax payments (to the extent the Securitizations, the Trustee, or the Successor Servicer has liability therefore) or for diminution or actual loss of any Contract Payments arising from or related to any vendor payment issues or other action or inaction by DVIFS that would constitute a breach of any covenant of DVIFS in the applicable Contribution and Servicing Agreement or the failure of any representation or warranty of DVIFS in respect of any Contract to be true and correct when made, or any breach or default by DVIFS under any Contract, to pay or reimburse the Trustee on behalf of the Noteholders and Swap Providers for any loss suffered by them as a result thereof, and in addition, to pay or reimburse the Trustee for the reasonable fees and expenses related to curing any Contract Deficiencies (as defined in Section 12 below) related to the Securitizations; provided, however, that the aggregate amount that is paid or transferred with respect to any Securitization shall not exceed an amount equal to the product of the aggregate amount deposited into the CSA Reserve Account as of any date of determination and a fraction, the numerator of which is the outstanding principal balance of the Notes issued in such Securitization and the denominator of which is the outstanding principal balance of all Notes issued in all the Securitizations, in each case as of the Closing Date. Payment from the CSA Reserve Account shall be the sole remedy with respect to such claims against the parties to this Agreement, which are otherwise released as set forth in Section 4 of this Agreement. The CSA Reserve Account Agreement shall provide that any withdrawal from the CSA Reserve Account shall be deposited in the applicable Collection Account and shall thereafter constitute Available Funds under the applicable Indenture. The CSA Reserve Account shall be subject to the lien of the Trustee for the Trustee's unpaid fees and expenses. The CSA Reserve Account Agreement shall provide that, after the final payment to the Noteholders and Swap Providers has been made with respect to any Securitization, any amounts remaining in the CSA Reserve Account that were available for losses or claims by that Securitization shall be made available to pay unpaid losses or claims of each other Securitization as described above based on the then-remaining Securitizations.

(c) The Trustee hereby appoints U.S. Bank National Association as CSA Reserve Account trustee hereunder (in such capacity, the "CSA Reserve Account Trustee") to own the CSA Reserve Account on behalf of the Noteholders and Swap Providers, and the CSA Reserve Account shall be held in the name of the CSA Reserve Account Trustee. The CSA Reserve Account Agreement shall provide that the CSA Reserve Account Trustee shall have the sole authority to make withdrawals from the CSA Reserve Account at the request of the Trustee. The CSA Reserve Account Agreement shall provide that on March 31, 2011, (i) eighty percent (80%) of any amount then remaining on deposit in the CSA

            Reserve Account shall be paid to DVIFS or its successor and (ii) twenty percent (20%) of any amount then remaining on deposit in the CSA Reserve Account shall be paid to the Successor Servicer.

            10. Monthly Servicer Reports; Amortization Event Continuing.

            (a) With respect to each Securitization, DVIFS and the Successor Servicer agree that promptly after the Closing Date, each shall use its best efforts to prepare by not more than 10 business days after the Closing Date replacement monthly servicer reports in accordance with the applicable provisions of each Indenture for each applicable reporting period commencing August 2003 through the Closing Date or a cumulative servicer report for such period. The Trustee shall provide any information with respect to funds held or paid out by it as shall be necessary for such preparation. Such replacement servicer reports shall (1) reflect that an Amortization Event occurred August 25, 2003 and is continuing, (2) reflect that no Servicer Advances have been or will be made after that date and (3) recognize that interest and swap payments have been made with respect to each Securitization Trust for each applicable reporting period and reconcile all such interest and swap payments made by the Trustee to amounts required to have been paid with respect thereto and (4) provide a complete reconciliation of amounts deposited in the Collection Accounts from August 1 to the Closing Date. Upon receipt and review of the replacement servicer reports required pursuant to this Section 10, the Trustee will make all payments required under such servicer reports as soon as reasonably practicable from funds held by it in trust under each Indenture. For the avoidance of doubt, all amounts in the respective Reserve Accounts will be applied to pay principal sequentially to the Notes in accordance with the applicable provisions of each Indenture.

            (b) Notwithstanding anything herein to the contrary, it is understood and agreed by all parties hereto that an Amortization Event is and shall be continuing under the terms of the Indentures for all purposes hereunder and thereunder without right of cure or waiver thereof, or ability to amend any provision of the Indentures to remove such Amortization Event or the effect thereof. Without limiting the generality of the foregoing, all CSA Reserve Account payments and other amounts collected or received by each Securitization shall be applied pursuant to Section 3.04(b) of the applicable Indentures on the basis that an Amortization Event is continuing.

            11. Conditions Precedent to the Effectiveness of this Agreement. Notwithstanding anything to the contrary contained herein, the consents, waivers, amendments and obligations of the parties under this Agreement shall not become effective or arise until each of the following conditions is satisfied (or waived) to the reasonable satisfaction of all beneficiaries of such condition, as evidenced by an officer's certificate from each such party to such effect.

      (a) Adequate notice of the resolution and an opportunity to appear and be heard with respect thereto shall be provided to all Noteholders.

      (b)   The 9019 Order shall be a Final Order.

      (c) This Agreement shall have been executed by all parties hereto and such signatures shall have been delivered to all other parties hereto.

      (d) DVIFS shall have paid to the Trustee any accrued and unpaid trustee fees, reasonable expenses of the Trustee and the unpaid reasonable fees and expenses of the Trustee's counsel and advisors (other than its financial advisors) through the Closing Date.

            12. Continuing Representations, Warranties and Covenants. DVIFS and the Successor Servicer each represent, warrant and covenant that they will use commercially reasonable efforts to resolve and to assist the Trustee to resolve any documentation exceptions, lien perfection deficiencies or any other matters relating to the Contracts that are brought to their attention (collectively "Contract Deficiencies"), unless DVIFS or the Successor Servicer has determined, in its commercially reasonable judgment, that such Contract Deficiencies are not reasonably likely to result in an actual loss under the affected Contracts. All costs of resolving such Contract Deficiencies shall be payable from the CSA Reserve Fund.

            13. Representations and Warranties. Except as noted below, each of the parties hereby represents and warrants to the others that each of the following statements is true and accurate as of the date hereof.

                  (i) This Agreement has been duly authorized and validly executed and delivered by such party and constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms, except the authority of the Trustee and the Debtors to consummate the transaction set forth herein shall be deemed received at the time the 9019 Order shall become a Final Order finding the resolution to be fair, reasonable and prudent.

                  (ii) Subject, in the case of each of the Debtors, to the authority of the Bankruptcy Court, such party is not subject to any restriction, agreement or law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority that, with or without the giving of notice, the passage of time or both, would prohibit, contravene, be violated by, or be inconsistent with the execution, delivery and performance by such party of this Agreement or the consummation of the transaction effected hereby or contemplated herein.

                  (iii) There is no action, suit or proceeding pending or, to the best of such party's knowledge and belief, threatened against such party that questions the validity of, in any way legally impairs, or seeks to enjoin or otherwise prevent the execution, delivery and/or performance by such party of this Agreement or, if adversely determined, would have a material adverse effect on such party's ability to perform such party's obligations hereunder.

                  (iv) The Ad Hoc Committee hereby represents and warrants that, by resolution duly adopted, the members of the Ad Hoc Committee duly authorized the execution of this Agreement on its behalf by the undersigned officer of the Ad Hoc

      Committee. All of the members of the Ad Hoc Committee, whether or not individually signing this Agreement, shall be bound by this Agreement and shall be deemed to hereby direct and instruct the Trustee to execute and perform this Agreement.

                  (v) DVIFS represents that, other than any immaterial and de minimis differences, each amount set forth on Schedule D as Servicer Advances for each Securitization represents the amount of Servicer Advances paid to each applicable Securitization by DVIFS as Servicer, net of the amounts that have been repaid to DVIFS with respect to such Servicer Advances.

            14. Consent to Jurisdiction. Each of the parties hereby agrees that, unless all parties agree otherwise, all actions, suits or other proceedings for enforcement of the terms of this Agreement shall be brought in the Bankruptcy Court. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert any objection it may now or hereafter have to the laying of venue of all actions, suits or proceedings for enforcement of the terms of this Agreement in the Bankruptcy Court, and irrevocably submits to the jurisdiction of the Bankruptcy Court and such courts for such purposes. Each of the parties hereby knowingly, voluntarily, intelligently, absolutely and irrevocably waives and agrees not to assert in any such action, suit or proceeding that it is not subject to the personal jurisdiction of the Bankruptcy Court, suit or proceeding should be transferred to a different venue under forum non conveniens principles or statutes embodying such principles.

            15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

            16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, delivered by nationally recognized overnight courier to, or mailed by registered mail, postage prepaid, addressed as follows, or such other address as may be furnished by proper notice as described herein (facsimile numbers are provided below for convenience of communication and not as an alternative means of delivery of notice):

            If to the Trustee:

            U.S. Bank National Association, as Trustee
            Attention:  Timothy Pillar
            60 Livingston Avenue
            St. Paul, Minnesota 55107
            (651) 495-3958


                  with a copy to:

            James E. Spiotto
            Chapman and Cutler

            111 West Monroe Street
            Chicago, Illinois 60603
            (312) 845-3000



            If to DVIFS:

                  DVI Financial Services, Inc.
                  Attention:  Chief Executive Officer
                  2500 York Park
                  Jamison, PA  18929
                  (215) 345-6600


                  with a copy to:

                  Latham & Watkins LLP
                  Attention:  Josef Athanas
                  Sears Tower, Suite 5800
                  Chicago, IL  60606
                  (312) 876-7700
                  (312) 993-9768 (fax)


            If to the Successor Servicer:

                  US Bancorp Portfolio Services
                  Attention:  Joe Andries
                  1310 Madrid Street
                  Marshall, MN  56258
                  507-532-7129
                  866-806-0775 (fax)

                  with a copy to:

                  Dorsey & Whitney
                  Attention:  John Ruckdaschel, Esq.
                  50 South Sixth Street
                  Suite 1500
                  Minneapolis, MN  55402
                  612-343-7931
                  612-340-8738 (fax)

            If to the DIP Lenders:

                              Goldman Sachs Credit Partners L.P.
                              c/o Goldman, Sachs & Co.
                              85 Broad Street
                              New York, NY 10004
                              Attention:  A. Michael Muscolino
                              Telecopy:  (212) 346-3568


                              With a copy to:


                              Goldman, Sachs & Co.
                              One New York Plaza, 38th Floor
                              New York, NY 10004
                              Attention:  David Stiepleman, Esq.
                              Telecopy: (212) 428-3227

                              and

                              Obsidian Finance Group, LLC
                              PO Box 3510
                              12 River Road
                              Sunriver, OR  97707
                              Attention:  Kevin D. Padrick
                              Telecopy:  541-593-2288




            17. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

            18. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement. Counterparts may be delivered by facsimile or by e-mail, each of which shall be deemed to be an original.

            19. Term. The term of this Agreement shall extend until satisfaction of all obligations of the parties hereunder and until payment in full of any and all amounts required to be paid hereunder or under the terms of any Contribution and Servicing Agreement, as amended hereby, or Indenture, as amended hereby. This Agreement shall be of no force or effect unless the conditions set forth in
Section 11 of this Agreement have been fulfilled, and shall terminate if such conditions have not been fulfilled by March 31, 2004 unless extended by all of the parties hereto in writing.

            20. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes and terminates all prior written and oral agreements, proposals, promises and representations of the parties respecting the subject matter hereof. No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding upon either party, unless made in writing and signed by the parties hereto. If any provision of this Agreement is found to be unenforceable or invalid, all other provisions of this Agreement shall no longer be valid.

            21. Assignment; Binding Effect. None of the parties hereto may assign its rights hereunder or delegate its duties and obligations hereunder without the express prior written consent of each of each other party hereto, except that the Debtors may assign any rights hereto to a Liquidating Trustee under the terms of a confirmed Plan of Liquidation. Subject to all terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Upon entry of the Final Order, all Noteholders shall be bound by, and shall be deemed to have directed the Trustee to enter into and to have consented to, the terms of this Agreement.

            22. Fees and Expenses. With the exception of the Trustee (whose fees and expenses are payable pursuant to Section 11(d) of this Agreement), each party hereto shall bear its own costs and expenses incurred in connection with this Agreement and the Chapter 11 Cases, except to the extent otherwise provided by the Bankruptcy Court.

            23. Execution by Trustee. U.S. Bank is executing this Agreement solely in its capacity as Trustee to the respective Securitizations pursuant to the direction of certain Noteholders and the Ad Hoc Committee. None of U.S. Bank, in its individual capacity, or its officers, directors, shareholders or agents shall be liable for any obligation or liability arising out of this Agreement. It is understood and agreed that Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services. is a separate and distinct legal entity from U.S. Bank and that nothing in this Section 23 shall limit the obligations or liabilities of Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services as Successor Servicer. The Trustee reserves all rights it may have with respect to indemnification by the Noteholders and the Issuers under the terms of the applicable Indentures.

            24. Direction to Trustee. The members of the Ad Hoc Committee who are holders of Notes each hereby directs the Trustee to enter into and perform its obligations under this Agreement.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, each of the parties hereto has caused this Settlement Agreement to be executed and delivered by its duly authorized officer thereunto as of the day and year first above written.

                                    US BANK NATIONAL ASSOCIATION, as trustee


                                    By:   /s/ Timothy Pillar
                                          --------------------------------------
                                          Name:  Timothy Pillar
                                          Title: Vice President

                                    DVI FINANCIAL SERVICES INC.

                                    By:   /s/ Mark E. Toney
                                          --------------------------------------
                                          Name:  Mark E. Toney
                                          Title: Chief Executive Officer

                                    DVI, INC.

                                    By:   /s/ Mark E. Toney
                                          --------------------------------------
                                          Name:  Mark E. Toney
                                          Title: President & Chief Executive
                                                 Officer

                                    DVI BUSINESS CREDIT CORPORATION

                                    By:   /s/ Mark E. Toney
                                          --------------------------------------
                                          Name:  Mark E. Toney
                                          Title: Executive Chairman

                                    LYON FINANCIAL SERVICES, INC. D/B/A US
                                    BANKCORP PORTFOLIO SERVICES as successor servicer


                                    By:   /s/ Joseph Andries
                                          --------------------------------------
                                          Name:  Joseph Andries
                                          Title: Senior Vice President

                                    THE AD HOC COMMITTEE OF NOTEHOLDERS, BY ITS
                                    COUNSEL, DAY, BERRY & HOWARD LLP

                                    By:   /s/ Daniel J. Carragher
                                          --------------------------------------
                                          Name:  Daniel J. Carragher, partner



Accepted and agreed to, solely with
respect to Section 4:

GOLDMAN SACHS CREDIT PARTNERS LP,
as loan agent, administrative agent
and lender under the Debtors'
post-petition credit facility

By:   /s/ Lance West
      ------------------------------
      Name:  Lance West
      Title: Authorized Signatory

ABLECO FINANCE LLC,
as loan agent and lender under the
Debtors' post-petition credit
facility


By:   /s/ Kevin Genda
      ------------------------------
      Name:  Kevin Genda
      Title: SVP

A3 FUNDING LP,
as lender under the Debtors'
post-petition credit facility


By:   /s/ Kevin Genda
      ------------------------------
      Name:  Kevin Genda
      Title: SVP

                                    DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. X

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. XI

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. XII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. XIV

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    DVI RECEIVABLES CORP. XVI

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. XVII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    DVI RECEIVABLES CORP. XVIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES CORP. XIX

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES VIII, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    DVI RECEIVABLES X, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES XI, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES XII, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES XIV, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    DVI RECEIVABLES XVI, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES XVII, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO


                                    DVI RECEIVABLES XVIII, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    DVI RECEIVABLES XIX, L.L.C.,
                                      BY ITS MANAGING MEMBER,
                                      DVI RECEIVABLES CORP. VIII

                                    By:   /s/ John P. Boyle
                                          --------------------------------------
                                          Name:  John P. Boyle
                                          Title: Vice President & CEO

                                    EXHIBIT A

    SECURITIZATIONS/CONTRIBUTIONS AND SERVICING AGREEMENTS/ISSUERS/INDENTURES

(a) Asset Backed Notes, Series 1999-1

Issuer: DVI Receivables VIII, L.L.C.

Receivables Corporation: DVI Receivables Corp. VIII

Indenture: Amended and Restated Indenture, dated as of December 1, 1998, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Amended and Restated Contribution and Servicing Agreement, dated as of December 1, 1998, by and between DVI Financial Services, Inc., as Contributor and Servicer, and DVI Receivables Corp. VIII, as Transferor.

(b) Asset Backed Notes, Series 1999-2

Issuer: DVI Receivables X, L.L.C.

Receivables Corporation: DVI Receivables Corp. X

Indenture: Amended and Restated Indenture, dated as of June 1, 1999, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Amended and Restated Contribution and Servicing Agreement, dated as of June 1, 1999, by and between DVI Financial Services Inc., as Contributor and Servicer, and DVI Receivables Corp. X, as Transferor.

(c) Asset Backed Notes, Series 2000-1

Issuer: DVI Receivables XI, L.L.C.

Receivables Corporation: DVI Receivables Corp. XI

Indenture: Amended and Restated Indenture, dated as of December 1, 1999, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Amended and Restated Contribution and Servicing Agreement, dated as of December 1, 1999, by and between DVI Financial Services Inc., as Contributor and Servicer, and DVI Receivables Corp. XI, as Transferor.

(d) Asset Backed Notes, Series 2000-2

Issuer: DVI Receivables XII, L.L.C.

Receivables Corporation: DVI Receivables Corp. XII

Indenture: Amended and Restated Indenture, dated as of April 1, 2000, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Amended and Restated Contribution and Servicing Agreement, dated as of April 1, 2000, by and between DVI Financial Services, Inc., as Contributor and Servicer, and DVI Receivables Corp. XII, as Transferor.

(e) Asset Backed Notes, Series 2001-1

Issuer: DVI Receivables XIV, L.L.C.

Receivables Corporation: DVI Receivables Corp. XIV

Indenture: Amended and Restated Indenture, dated as of December 1, 2000, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Amended and Restated Contribution and Servicing Agreement, dated as of December 1, 2000, by and between DVI Financial Services, Inc., as Contributor and Servicer, and DVI Receivables Corp. XIV, as Transferor.

(f) Asset Backed Notes, Series 2001-2

Issuer: DVI Receivables XVI, L.L.C.

Receivables Corporation: DVI Receivables Corp. XVI

Indenture: Indenture, dated as of November 1, 2001, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Contribution and Servicing Agreement, dated as of November 1, 2001, by and between DVI Financial Services, Inc., as Contributor and Servicer, and DVI Receivables Corp. XVI, as Transferor.

(g) Asset Backed Notes, Series 2002-1

Issuer: DVI Receivables XVII, L.L.C.

Receivables Corporation: DVI Receivables Corp. XVII

Indenture: Indenture, dated as of May 1, 2002, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Contribution and Servicing Agreement, dated as of May 1, 2002, by and between DVI Financial Services, Inc., as Contributor and Servicer and DVI Receivables Corp. XVII, as Transferor.

(h) Asset Backed Notes, Series 2002-2

Issuer: DVI Receivables XVIII, L.L.C.

Receivables Corporation: DVI Receivables Corp. XVIII

Indenture: Indenture, dated as of November 1, 2002, by and between the Issuer and U.S. Bank National Association (as successor to U.S. Bank Trust National Association), as Trustee.

Contribution and Servicing Agreement: Contribution and Servicing Agreement, dated as of November 1, 2002, by and between DVI Financial Services, Inc., as Contributor and Servicer, and DVI Receivables Corp. XVIII, as Transferor.

(i) Asset Backed Notes, Series 2003-1

Issuer: DVI Receivables XIX, L.L.C.

Receivables Corporation: DVI Receivables Corp. XIX

Indenture: Indenture, dated as of May 1, 2003, by and between the Issuer and U.S. Bank National Association, as Trustee.

Contribution and Servicing Agreement: Contribution and Servicing Agreement, dated as of May 1, 2003, by and between DVI Financial Services, Inc., as Contributor and Servicer and DVI Receivables Corp. XIX, as Transferor.

                                    Exhibit B

       Amendments to Contribution and Servicing Agreements and Indentures

      A. The following amendments are made to the Contribution and Servicing
Agreements:

      1. Section 1.01(d) is deleted in its entirety.

      2. Section 2 is deleted in its entirety; provided, however, that notwithstanding the deletion of Section 2, the representations and warranties previously set forth therein shall continue to be available as the basis for a claim with respect to the CSA Reserve Account.

      3. Section 4.01(e) is amended and restated in its entirety as follows:

            (e) The Servicer will maintain, or cause to be maintained, general liability insurance in the amount of $5,000,000. Such policy shall be in full force and effect at all times. All premiums in respect of such policies shall be paid in full by the Servicer, at its own expense

      4. The first paragraph of Section 4.02(a) is amended and restated in its entirety as follows:

            (a) In performing its obligations hereunder, the Servicer may, acting in the name of the Transferor and without the necessity of obtaining the prior consent of the Transferor, the Issuer or the Trustee, enter into and grant modifications, waivers and amendment to the terms of any Contract except for modifications, waivers or amendments that (i) are inconsistent with the servicing standards set forth in Section 4.01 above, or (ii) would extend the Stated Maturity Date of the Notes; provided, however, that the Servicer shall not agree to any modification, waiver or amendment that would (A) decrease the Discounted Contract Balance of any Contract, or (B) materially reduce or materially adversely affect, individually or in the aggregate, the Obligor's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could reasonably be expected to materially adversely affect its present or future value, unless, in each such case, the Servicer has determined in its reasonable business judgment that such modification, waiver or amendment is nonetheless in the best interests of the Transferor, the Issuer, the Trustee, the Swap Providers and the Noteholders. Notwithstanding the foregoing, the Servicer may enter into an amendment, modification or waiver by requiring that the Obligor pay, in lieu of all future Contract Payments with respect to such Contract, an amount which equals or exceeds the applicable Prepayment Amount for such Contract as of 11:00 A.M. New York time on the second Business Day prior to the Payment Date next succeeding the making of such payment; provided, however, that the Servicer will not be permitted to allow prepayment by an Obligor if there are any amounts due under the related Contract after such prepayment. The Servicer shall not be liable for any actions it takes under this Section 4.02(a) unless such actions constitute willful misconduct or gross negligence. From and after the date on which all interests of the Noteholders and the Swap Providers have been paid in full, the Servicer shall, if and to the extent requested by DVIFS, consult with and accept direction from DVIFS with respect to Contract modifications, waivers and amendments under this Section 4.02(a).

      5. Section 4.02(b) is deleted in its entirety.

      6. Section 4.03(a) is amended by adding the following sentence at the end thereof:

            Any such action may include, but shall not be limited to, amending, modifying or waiving the terms of any such Contract in accordance with Section 4.02(a).

      7. Section 4.04(a) shall be amended and restated in its entirety as follows:

            (a) All costs of servicing each Contract in the manner required by this Section 4 shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section 4.03 hereof with respect to any Contract or Equipment subject thereto, the following:

                  (i) the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Contract or Equipment (for all purposes of this Section 4, the Servicer's "out-of-pocket expenses" means only those expenses incurred to non-Affiliated third parties (e.g., outside counsel in a collection suit) and shall not include salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer or its Affiliates, and shall not include expenses of or payments to an agent or subservicer allowed under Section 11.02, except that out-of-pocket expenses for the fees and expenses of an agent used to remarket Equipment subject to Contracts shall be included as "out-of-pocket expenses");

                  (ii) for any Contract for which the Discounted Contract Balance for purposes of calculating the Servicing Fee has been determined to be zero as set forth in the definition thereof, the Servicer will be entitled to receive a special servicing fee in lieu of the regular servicing fee equal to the percentage, determined in accordance with the Special Servicing Fee Table set forth below, of any net amounts recovered on behalf of the Trustee, the Noteholders and the Swap Provider and deposited into the Collection Account;

                  (iii) for any Contract for which the Discounted Contract Balance for purposes of calculating the Servicing Fee has been determined to be zero as set forth in the definition thereof, and with respect to which there has been a loss due to (A) the repossession or foreclosure of the Equipment (other than by the Servicer), (B) damage, destruction or other loss of the Equipment or
(C) a compromise or short payoff of a Contract in connection with an amendment, modification or waiver permitted under Section 4.01, if the Servicer subsequently recovers from the Obligor, a third party or a guarantor all or any portion of such loss, the Servicer will be entitled to receive its out-of-pocket expenses incurred in connection with such recovery and shall be entitled to a special servicing fee in lieu of the regular servicing fee equal to the percentage, determined in accordance with the Special Servicing Fee Table set forth below, of any net amounts so recovered; provided, however, that no such special servicing fee shall be payable with respect to any insurance proceeds paid with respect to a loss as described in clause (B); and

                  (iv) for any Equipment that the Servicer has recovered through repossessions following defaults or upon the termination of any Contract, if the Servicer determines, based on its experience and industry expertise, that it is likely to recover more from the disposition of such Equipment by using its internal staff rather than a third party, the Servicer will entitled to a special servicing fee in lieu of the regular servicing fee equal to the percentage, determined in accordance with the Special Servicing Fee Table set forth below, of the net proceeds realized from such disposition.

                           Special Servicing Fee Table

% of Discounted Contract Balance Recovered
   and Subject to Special Servicing Fee                         USBPS Special Servicing Fee
   ------------------------------------                         ---------------------------
               0.00% to 20.00%                                               9.00%
               20.01% to 35.00%                                             11.00%
                35.01% 50.00%                                               13.00%
                   50.01% +                                                 15.00%

                  For purposes of the foregoing table, the Discounted Contract Balance of each Contract for which the Servicer is entitled to a Special Servicing Fee shall be determined as if such Discounted Contract Balance had not been written to zero by the Servicer or deemed to be zero for purposes of computing the Servicing Fee pursuant to the definition of "Discounted Contract Balance." Each special servicing fee described in clause (ii), (iii) or (iv) shall be a "Special Servicing Fee." Notwithstanding the foregoing provisions,
(A) if the disposition of Equipment is to the Obligor or an Affiliate or agent of the Obligor, the Servicer shall be entitled to such special servicing fee only to the extent that the disposition proceeds exceed the fair market value of the Equipment as determined by an independent appraiser, and (B) the Servicer shall not be entitled to any special servicing fee relating to any proceeds that would constitute a Purchase Option Payment, Balloon Payment or any other final payment obligation under the Indenture or that is otherwise permitted or described under the terms of the Contract. In no event shall the Servicer receive a Special Servicing Fee under more than one of clause (ii), (iii) or
(iv) with respect to the same recovery or proceeds. The Servicer shall use commercially reasonable efforts to recover Equipment by repossessing such Equipment following an Obligor default on the related Contract or upon termination of any Contract, consistent with its servicing obligations under
Section 4.01.

      In addition, the Servicer shall be entitled to recover any out-of-pocket expenses, including losses or damages paid to third parties, and reasonable expenses, including attorneys' fees, incurred in enforcing Contracts, defending claims, or obtaining recoveries on Defaulted Contracts; provided, however, that the Servicer shall not be entitled to recover any such losses or damages to the extent caused by the Servicer's gross negligence or willful misconduct.

      8. Section 4.04(b) is amended and restated in its entirety as follows:

            (b) As compensation to the Servicer for its servicing of the Contracts, the Servicer will be entitled to receive on each Payment Date from amounts on deposit in the Collection Account a servicing fee in an amount equal to the greater of (x) the product of (i) one-twelfth, (ii) the Servicing Fee Rate and (iii) the Aggregate Discounted Contract Balance as of the beginning of the related Collection Period and (y) $2,750 (such fees, together with the Special Servicing Fee and any out-of-pocket expenses for which the Servicer is entitled to receive reimbursement under Section 4.04(a), the "Servicing Fee"; provided, however, that the Servicing Fee shall not include any amounts that the Servicer has already retained from amounts actually recovered by it as provided in Section 4.04(a)). In addition, the Servicer will be entitled to receive as additional compensation on each Payment Date from amounts on deposit in the Collection Account late payment fees, the penalty portion of interest paid on past due amounts, origination fees, documentation fees, other administrative fees or similar charges allowed by applicable law with respect to the Contracts and certain other similar fees paid by the Obligors ("Servicing Charges"). Any earnings from Eligible Investments of amounts on deposit in the Collection Account shall remain in the Collection Account and be disbursed as Available Funds.

      9. Section 4.04(c) is hereby deleted in its entirety.

      10. Section 4.06(a) is amended and restated in its entirety as follows:

      Subject to Section 4.06(b), the Servicer shall remit or cause each Lock-Box Bank to remit all payments received by it on or in respect of any Contract or Equipment (other than any Residual Payment or other payment with respect to any Retained Interest in a Contract) during such Collection Period into the Collection Account (including any such amounts then held by the Servicer) as soon as practicable, but in any event within two Business Days after receipt thereof. The Servicer shall apply any Residual Payment or other payment with respect to any Retained Interest in a Contract as follows: (i) any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or (y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be deposited into the CSA Reserve Account, until the total amount that has been deposited in such CSA Reserve Account from all applicable sources shall equal $9,250,000, and thereafter any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or (y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be paid to DVI and (ii) any other portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract shall be paid to DVI or its designee.

      11. Section 4.06(c) is amended and restated in its entirety as follows:

      Notwithstanding the provisions of paragraph (a) hereof, the Servicer may retain, or will be entitled to be reimbursed, from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, amounts previously deposited in the Collection Account but later determined to have resulted from a Purchase Option Payment, any other payment that is not a Contract Payment, net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto related to a Contract, mistaken deposits or payments due before or on the Cut-Off Date or postings of checks returned for insufficient funds (provided that the Servicer accounts for such amounts in the Monthly Servicer's Report for the related Collection Period). The amount to be retained or reimbursed hereunder shall not be included in funds available for distribution with respect to the related Payment Date. Except with respect to mistaken deposits or postings of checks returned for insufficient funds (if such funds were advanced by the Servicer) the Servicer shall not retain or be reimbursed for such amounts for its own account, but shall pay such amounts to the CSA Reserve Account, to the appropriate third parties for payments with respect to maintenance, insurance or taxes, or to DVI, as applicable and as provided elsewhere in this Agreement.

      12. Section 4.07 is amended and restated in its entirety as follows:

      A. With respect to the Securitizations by DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C and DVI Receivables XIX, L.L.C.:

      At the election of any of the Servicer, DVI, the Managing Member or any successor or assignee thereof, the obligations and responsibilities of the Servicer with respect to all of the Contracts shall terminate on any Payment Date on which the Aggregate Discounted Contract Balance is less than 10% of the Initial Aggregate Discounted Contract Balance so long as the Servicer, DVI, the Managing Member or any successor or assignee thereof deposits or causes to be deposited into the Collection Account the fair market value of all Contracts outstanding at such time. The person making such election shall notify the Trustee, the Servicer, DVI and the Managing Member, as applicable, not less than 30 days prior to such Payment Date, in each case specifying the Payment Date and the proposed fair market value. To the extent that either (i) the proposed fair market value of such Contracts is less than the outstanding principal amount of the Notes at such time, plus accrued interest thereon to but excluding such Payment Date, or (ii) such election is not made by DVI or any successor or assignee thereof, such election shall only be permitted if (a) the person exercising the option has solicited bids from at least three third parties who are in the business of acquiring portfolios of assets of the same type and similar aggregate value as the Contracts and the proposed "fair market value" reflects the highest bid on reasonable terms from such third parties and (b) in connection with a fair market value described in clause (i) above, Noteholders holding at least 25% of the outstanding principal amount of the Notes shall not have objected in writing to such proposed deposit by the 10th day preceding such Payment Date.

      B. With respect to the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C. or DVI Receivables XII,
L.L.C.:

            At the election of any of the Servicer, DVI, the Trustee, the Managing Member or any successor or assignee thereof, the obligations and responsibilities of the Servicer with respect to all of the Contracts shall terminate on any Payment Date on which the Pool A Aggregate Discount Contract Balance is less than 10% of the Pool A Aggregate Discount Contract Balance on the Closing Date and the Pool B Aggregate Discount Contract Balance is less than 20% of the Pool B Aggregate Discount Contract Balance on the Closing Date so long as the Servicer, DVI, the Trustee, the Managing Member or any successor or assignee thereof deposits or causes to be deposited into the Collection Account the fair market value of all Contracts outstanding at such time. The person making such election shall notify the Trustee, the Servicer, DVI and the Managing Member, as applicable, not less than 30 days prior to such Payment Date, and the Trustee shall notify the Noteholders within 5 days thereafter, in each case specifying the Payment Date and the proposed fair market value. To the extent that either (i) the proposed fair market value of such Contracts is less than the outstanding principal amount of the Notes at such time, plus accrued interest thereon to but excluding such Payment Date, or (ii) such election is not made by DVI or any successor or assignee thereof, such election shall only be permitted if (a) the person exercising the option has solicited bids from at least three third parties who are in the business of acquiring portfolios of assets of the same type and similar aggregate value as the Contracts and the proposed "fair market value" reflects the highest bid on reasonable terms from such third parties and (b) in connection with a fair market value described in clause (i) above, Noteholders holding at least 25% of the outstanding principal amount of the Notes shall not have objected in writing to such proposed deposit by the 10th day preceding such Payment Date.

      13. Section 5 is hereby deleted in its entirety.

      14. The following shall be added at the end of Section 6.01:

            The Servicer agrees that, for so long as the Issuer is required to file periodic reports with the Securities and Exchange Commission, the Servicer will provide to the Issuer and the Managing Member such information, including backup certification as to the performance of the Servicer's servicing obligations, sufficient in scope and substance to allow the Issuer, the Managing Member or their successors and assigns, to meet the certifications requirements imposed under the securities law, including without limitation the Sarbanes-Oxley Act. The Issuer and the Managing Member agree that the Servicer shall have no further obligations with respect to such certification requirements requirements and in no event shall the Servicer be required to execute the certification required by Section 302 of the Sarbanes-Oxley Act. The Servicer will permit the Issuer, the Managing Member and such successors and assigns to file the Monthly Servicer Reports as attachments to such periodic reports.

      15. Section 6.04 is amended and restated in its entirety as follows:

            The Servicer, for so long as the Issuer, the Managing Member or their successors or assigns are required to file periodic reports with the Securities and Exchange Commission, and thereafter if so requested in writing by holders of Notes representing 10% or more of the Aggregate Note Balance, shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, the Rating Agencies and each Noteholder within 90 days following each June 30, beginning with June 30, 2004, a written statement to the effect that such firm has examined, in accordance with generally accepted practices, samples of the accounts, records, and computer systems of the Servicer for the year ended on such June 30 relating to the Contracts (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's reports delivered in the relevant period and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Contracts in compliance with such servicing procedures, manuals and guides and in the same manner as it services comparable leases for itself or others, and that such certificates, accounts, records and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. Copies of all information furnished pursuant to this Section shall also be furnished to the Rating Agencies. The Servicer shall cooperate fully with such audit upon five days' written notice. All expenses related to such an audit will be advanced by the Servicer on behalf of the Noteholders, for which it will be entitled to be reimbursed pursuant to Section 3.04(b)(i) of the Indenture.

      16. Section 7 is hereby deleted in its entirety.

      17. The first sentence of Section 8.10 is deleted and replaced with the following:

            The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy with a minimum coverage of $2,000,000, with coverage appropriate and customary in the industry with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Contracts to handle funds, money, documents and papers relating to the Contracts. Copies of such fidelity bonds and policies shall be provided to the Trustee on the Servicer Transition Date and on each date of renewal thereof, together with evidence of payment therefor.

      18. For the Securitization by DVI Receivables XIX, L.L.C., Section 8.11 is hereby deleted in its entirety.

      19. Section 9, other than Section 9.04 thereof, is deleted in its entirety.

      19. Section 10.01(i) is amended by deleting clause (B) thereof.

      20. Section 12 is deleted in its entirety.

      21. All notices to be given to the Servicer as set forth in Section 13.04 shall be given to:

            US Bank Portfolio Services
            Attention:  Joe Andries
            1310 Madrid St.
            Marshall, MN  56258
            Phone:  507-532-7129
            Fax:  866-806-0775


      with a copy to:

            Dorsey & Whitney
            Attn:  John Ruckdaschel, Esq.
            50 South Sixth St.
            Minneapolis, MN  55402
            Phone:  612-343-7931
            Fax:  612-340-8738

      22. Section 13.05 is deleted in its entirety.

      B. The following amendments are made to the definitions in Appendix I to the Indenture:

      1. The definition of "Defaulted Contract" shall be amended by replacing clause (ii) thereof with the following:

            (ii) reserved,

      2. The definition of Discounted Contract Balance is amended and restated as follows:

            "Discounted Contract Balance": means, with respect to any Contract, on any date of determination, an amount equal to the sum of (a) the present value of each remaining Contract Payment (for the avoidance of doubt, not including any amounts, such as insurance, maintenance or sales taxes, that are payable by the Servicer to third parties under the terms of the applicable Contract, or, with respect to sales taxes, under applicable law) to become due under a Contract before the last day of the month prior to the month of the Stated Maturity Date, discounted monthly from the last day of the Collection Period in which such Contract Payment is to become due at a rate equal to one-twelfth of the Discount Rate and (b) one hundred percent (100%) of the unpaid balance, as of such date of determination, of Contract Payments due with respect to such Contract on or prior to such date; provided, however, that except for purposes of computing the Servicing Fee, on the date a Contract becomes a Defaulted Contract, the Discounted Contract Balance for such Contract will be zero. For purposes of computing the Servicing Fee, on the date a Contract becomes a Defaulted Contract, the Discounted Contract Balance shall continue to be determined as set forth in clauses (a) and (b) above without giving effect to the foregoing proviso; provided, however, that on the date the Servicer determines, in its good faith judgment (which shall be evidenced by an Officer's Certificate delivered to the Trustee and the Transferor), that it will not be able to recover any additional amounts from the Obligor on such Contract or from disposition of the related Equipment, the Discounted Contract Balance of such Contract will be zero for all purposes. For purposes of calculating the Discounted Contract Balance of a Contract, any Contract Payment for which the Contributor received, on or prior to the Cut-off Date, a security deposit or an advance payment, shall be deemed to be zero. For the avoidance of doubt, Purchase Option Payments shall not be included for any purpose in the calculation of Discounted Contract Balance for any Contract. For the avoidance of doubt, a Contract that has become a Defaulted Contract under the definition thereof (including any such Contract that is 180 days or more delinquent), shall be treated as a Defaulted Contract for purposes of preparing the Monthly Servicer Reports but shall not be treated as a Defaulted Contract for purposes of computing the Servicing Fee or determining the Servicer's entitlement to a Special Servicing Fee unless the Servicer has determined, in its good faith judgment (which shall be evidenced by an Officer's Certificate delivered to the Trustee and the Transferor), that it will not be able to recover any additional amounts from the Obligor on such Contract or from disposition of the related Equipment.

      3. A definition of Servicer Transition Date is added as follows:

            "Servicer Transition Date" shall mean the Closing Date as defined in the Settlement Agreement dated as of January 6, 2004, among DVI, the Trustee, the Successor Servicer and the other parties named therein.

      4. A definition of Special Servicing Fee is added as follows:

            "Special Servicing Fee" shall have the meaning given to it in
Section 4.04(a) of the Contribution and Servicing Agreement.

      5. A definition of Issuers is added as follows:

            "Issuers" shall mean DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C.

      6. A definition of Indentures is added as follows:


            "Indentures" shall mean all the Indentures entered into between one of the Issuers, on the one hand, and U.S. Bank National Association, as Trustee, on the other hand.

      7. A definition of CSA Reserve Account is added as follows:

            "CSA Reserve Account" shall mean the account established pursuant to
Section 9(a) of the Settlement Agreement, dated as of January 6, 2004, among DVI, Inc., DVI, DVI Business Credit Corporation, the Issuers, the Trustee, Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services, the Ad Hoc Committee of Securitization Noteholders and the other parties named therein.

      8. The second sentence of the definition of "Delinquent Contract" is amended and restated as follows:

            The delinquency of a Contract Payment shall be measured based on the Contract Payments required to be made during the term of such Contract as of the date such Contract became part of the Trust Property without giving effect to any modifications, waivers or extensions subsequently granted by the Servicer (other than such modifications, waivers or extensions approved in accordance with Section 4.02 of the Contribution and Servicing Agreement).

      9. The definition of "Lock-Box Agreement" is amended and restated in its entirety as follows:

            "Lock-Box Agreement" shall mean any agreement between the Servicer and a Lock-Box Bank (including any such agreement transferred to the Servicer by any predecessor servicer) that establishes a Lock-Box Account for the benefit of the Noteholders. The Servicer shall furnish to the Trustee a copy of each Lock-Box Agreement promptly upon its execution thereof, and shall similar promptly furnish to the Trustee any amendments thereof.

      10. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C. and DVI Receivables XI, L.L.C., a new definition of Trustee Fee is added as follows:

      "Trustee Fee" means the reasonable fees of the Trustee. The reasonable fees of the Trustee shall be determined by reference to the agreements between DVI and the Trustee in effect immediately prior to August 25, 2003 with respect to such fees.

      11. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C. and DVI Receivables XIV, L.L.C. , a new definition is added:

            "Contribution and Servicing Agreement" shall mean the Amended and Restated Contribution and Servicing Agreement.

      12. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C. and DVI Receivables XIV, L.L.C., a new definition is added:

            "Indenture" shall mean the Amended and Restated Indenture.

      13. A definition of Contribution and Servicing Agreements is added as follows:


      "Contribution and Servicing Agreements" shall mean all the Contribution and Servicing Agreements entered into between DVI, on the one hand, and any of DVI Receivables Corp. VIII, DVI Receivables Corp. X, DVI Receivables Corp. XI, DVI Receivables Corp. XII, DVI Receivables Corp. XIV, DVI Receivables Corp. XVI, DVI Receivables Corp. XVII, DVI Receivables Corp. XVIII or DVI Receivables Corp. XIX, on the other hand.

      C. The following amendments are made to the Indentures:

      1. All notices to be given to the Servicer as set forth in Section 1.05 shall be given to:

            US Bank Portfolio Services
            Attention:  Joe Andries
            1310 Madrid St.
            Marshall, MN  56258
            Phone:  507-532-7129
            Fax:  866-806-0775

or at any other address furnished in writing by the Servicer to the Trustee, the Issuer and DVI.


      with a copy to:

            Dorsey & Whitney
            Attn:  John Ruckdaschel, Esq.

            50 South Sixth St.
            Minneapolis, MN  55402
            Phone:  612-343-7931
            Fax:  612-340-8738




            2. The last sentence of Section 3.03(a) is amended and restated as follows:

If at any time the Issuer shall receive any payment on or in respect of any Contract or Equipment (other than any Residual Payment or other payment with respect to any Retained Interest in a Contract), it shall hold such payment in trust for the benefit of the Trustee, the Swap Providers and the Noteholders, shall segregate such payment from the other property of the Issuer, and shall, within two Business Days of receipt, deliver such payment in immediately available funds to the Servicer. If at any time the Issuer shall receive any Residual Payment or other payment with respect to any Retained Interest in a Contract, the Issuer shall within two Business Days of receipt transfer such payment to the Servicer for application as follows: (i) any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or (y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be deposited into the CSA Reserve Account, until the total amount that has been deposited in such CSA Reserve Account from all applicable sources shall equal $9,250,000, and thereafter any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or (y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be paid to DVI and (ii) any other portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract shall be paid to DVI. Any payment with respect to maintenance, insurance or taxes shall be paid to the Servicer and shall be applied by such Servicer in accordance with the terms of the Contract and, with respect to any such tax payments, applicable law.

            3. Section 3.03(b) is amended and restated as follows:

      (b) If at any time the Trustee shall receive any payment on or in respect of any Contract or Equipment (other than any amount identified to the Trustee as constituting a Residual Payment or other payment with respect to any Retained Interest in a Contract, which shall be subject to Section 3.03(c)), it shall, within two Business Days of receipt, deposit such payment into the Collection Account in accordance with the written direction of the Servicer.

            4. Section 3.03(c) is amended and restated as follows:

      (c) If at any time the Trustee shall receive any Residual Payment or other payment with respect to any Retained Interest in a Contract in respect of any Contract or Equipment (other than in its role as CSA Reserve Account Trustee), it shall within two Business Days of receipt transfer such payment to the Servicer in accordance with the written instructions of the Servicer for application as follows: (i) any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or
(y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be deposited into the CSA Reserve Account, until the total amount that has been deposited in such CSA Reserve Account from all applicable sources shall equal $9,250,000, and thereafter any portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract that consists of a Purchase Option Payment, any other payment that is not (x) a Contract Payment or (y) a payment with respect to maintenance, insurance or taxes, or net proceeds from the sale of any Equipment after the final Contract Payment with respect thereto, shall be paid to DVI and (ii) any other portion of such Residual Payment or other payment with respect to any Retained Interest in a Contract shall be paid to DVI.

      5. Section 3.04(a)(v) is amended and restated as follows:

            (v) Reserved;

      6. Section 3.04(a)(vi) is amended and restated as follows:

            (vi) promptly upon receipt, any proceeds received by the Trustee pursuant to any insurance policy covering Equipment or any other amounts received by the Trustee relating to a Contract or Equipment and required to be deposited in the Collection Account pursuant to Section 3.03(b); and

      7. Section 3.04(a)(vii) is amended and restated as follows:

            (vii) promptly upon receipt, any amounts the Trusteee receives which are not required to be deposited or transferred elsewhere in accordance with
Section 3.03;

      8. For the Securitizations by DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C, and DVI Receivables XIX, L.L.C., Section 3.04(b)(i) is amended by adding the following at the end of clause (B) thereof:

            and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), and all losses, damages and liabilities for which the Trustee is indemnified hereunder, except any such expense, disbursement, advance, loss, damage or liability as may be attributable to its negligence, fraud, willful misconduct or bad faith and (C) to the Servicer, any amounts paid by the Servicer with respect to Lock-Box administration fees, UCC filing fees and audit fees, if any.

      9. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C. and DVI Receivables XI, L.L.C., Section 3.04(b)(i) is amended by inserting "(A)" at the beginning thereof and adding the following at the end thereof:

            , (B) to the Trustee, the Trustee Fee and all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), and all losses, damages and liabilities for which the Trustee is indemnified hereunder, except any such expense, disbursement, advance, loss, damage or liability as may be attributable to its gross negligence, fraud, willful misconduct or bad faith and (C) to the Servicer, any amounts paid by the Servicer with respect to Lock-Box administration fees, UCC filing fees and audit fees, if any.

      10. Section 3.04(b)(ii) is amended and restated as follows:

            (ii) Reserved;

      11. For the Securitizations by DVI Receivables XIV, L.L.C. and DVI Receivables XVI, L.L.C., Section 3.04(b)(xv) is amended and restated, for the Securitizations by DVI Receivables XVII, L.L.C and DVI Receivables XVIII, L.L.C,
Section 3.04(b)(xvi) is amended and restated, and for the Securitization by DVI Receivables XIX, L.L.C., Section 3.04(b)(xxi) is amended and restated, in each case as follows:

            any remaining Available Funds on deposit in the Collection Account shall be paid to DVI in settlement of its claims against the Issuer ; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.07, 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such remaining Available Funds shall be paid to DVI Receivables Corp. VIII, as sole member of the Issuer.

      12. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C. and DVI Receivables XII, L.L.C., Section 3.04(b)(xv) is amended and restated as follows:

            any remaining Available Funds on deposit in the Collection Account shall be paid to DVI in settlement of its claims against the Issuer; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such remaining Available Funds shall be paid to DVI Receivables Corp. VIII, as sole member of the Issuer.

      13. For the Securitizations by DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section 3.04(d) is deleted in its entirety.

      14. For the Securitizations by DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section 3.07(c) is amended and restated as follows:

      (c) If on any Payment Date, the payments required to be made pursuant to clause (i) of Section 3.04(b) include (x) any payments then due and payable in connection with the selection of, or transition to, a Successor Servicer or (y) any shortfall between the Deposited Available Funds and the servicing fees then due and payable to the Successor Servicer, then the Trustee shall withdraw from the Successor Servicer Reserve Account in accordance with Section 3.04(c) hereof; provided, however, to the extent such payments required to be made pursuant to clause (i) of Section 3.04(b) include amounts described in clause
(x) of this subsection (c), the Trustee shall withdraw from the Successor Servicer Reserve Account to make payments to a Successor Servicer (other than US Bancorp Portfolio Services) only with the consent of the Noteholders representing more than 50% of the Voting Rights (such consent not to be unreasonably withheld). On each Payment Date, if, after giving effect to all deposits and withdrawals therefrom on such Payment Date, the balance in the Successor Servicer Reserve Account is greater than the Initial Successor Servicer Reserve Account Deposit Amount, the Trustee shall release and, at the instruction of the Servicer, shall pay the amount of the excess to DVI in settlement of its claims against the Issuer; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.07, 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such excess shall be paid to the Issuer or its designee. Amounts properly paid to DVI, the Issuer or its designee pursuant to this Section 3.07, either directly from the Distribution Account without deposit in the Successor Servicer Reserve Account or from the Successor Servicer Reserve Account, shall be deemed released from the Trust Property, and DVI, the Issuer or its designee, shall not in any event thereafter be required to refund any such paid amounts.

      15. For the Securitizations by DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section 3.07(e) is amended and restated as follows:

      (e) Upon termination of this Indenture, any amounts on deposit in the Successor Servicer Reserve Account, after payment of all amounts due to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, and the Class E Noteholders shall be paid to DVI in settlement of its claims against the Issuer ; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.07, 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such remaining funds shall, upon the Managing Member's written request to the Trustee, be paid to the Managing Member (as sole beneficial owner of the Issuer).

      16. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C., DVI Receivables XVI, L.L.C. and DVI Receivables XVII, L.L.C., Section 3.08(b) is amended and restated as follows:

      (b) On each Payment Date, the Trustee shall, on the basis of the Monthly Servicer Report, deposit in the Reserve Account, pursuant to Section 3.04(b), an amount equal to the Reserve Account Deposit Amount. If on any Payment Date, Deposited Available Funds are less than the Priority Payments, the Trustee shall withdraw from the Reserve Account the excess of the Priority Payments over the Available Funds in accordance with Section 3.04(c) hereof. On each Payment Date, if, after giving effect to all deposits and withdrawals therefrom on such Payment Date, the balance in the Reserve Account is greater than the Reserve Account Requirement, the Trustee shall release and, at the instruction of the Servicer as reflected in the Monthly Servicer Report, shall pay the amount (such amount, a "RESERVE ACCOUNT WITHDRAWAL") of the excess to DVI in settlement of its claims against the Issuer ; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to
Section 3.04, 3.07 (if applicable), 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such excess shall be paid to the Issuer or its designee. Amounts properly paid to DVI, the Issuer or its designee, pursuant to this Section 3.08, either directly from the Distribution Account without deposit in the Reserve Account or from the Reserve Account, shall be deemed released from the Trust Property, and DVI, the Issuer or its designee shall not in any event thereafter be required to refund any such paid amounts.

17. For the Securitizations by DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section 3.08(b) is amended and restated as follows:

      (b) On each Payment Date, the Trustee shall, on the basis of the Monthly Servicer Report, deposit in the Reserve Account, pursuant to Section 3.04(b), an amount equal to the Reserve Account Deposit Amount. If on any Payment Date, Deposited Available Funds are less than the Priority Payments, the Trustee shall withdraw from the Reserve Account the excess of the Priority Payments over the Available Funds in accordance with Section 3.04(c) hereof. On each Payment Date after the appointment of a Successor Servicer as a result of the occurrence and continuance of a Servicer Event of Default, such Successor Servicer (as long as no Servicer Event of Default has occurred with respect to such Successor Servicer) may withdraw from amounts on deposit in the Reserve Account any expenses incurred by such Successor Servicer in connection with the rehabilitation of any Delinquent Contracts and/or Defaulted Contracts; provided that, except with respect to the Special Servicing Fee as described in the Contribution and Servicing Agreement, the amount of any such reimbursement shall not exceed the lesser of (x) one-half of one percent (0.50%) of the Initial Aggregate Discounted Contract Balance and (y) one-half of one percent (0.50%) of the Aggregate Discounted Contract Balance as of such Payment Date. On each Payment Date, if, after giving effect to all deposits and withdrawals therefrom on such Payment Date, the balance in the Reserve Account is greater than the Reserve Account Requirement, the Trustee shall release and, at the instruction of the Servicer as reflected in the Monthly Servicer Report, shall pay the amount (such amount, a "RESERVE ACCOUNT WITHDRAWAL") of the excess to DVI in settlement of its claims against the Issuer provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.07, 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such excess shall be paid to the Issuer or its designee. Amounts properly paid to DVI, the Issuer or its designee, pursuant to this Section 3.08, either directly from the Distribution Account without deposit in the Reserve Account or from the Reserve Account, shall be deemed released from the Trust Property, and DVI, the Issuer or its designee, shall not in any event thereafter be required to refund any such paid amounts.

      18. Section 3.08(d) is amended and restated as follows:

      (d) Upon termination of this Indenture, any amounts on deposit in the Reserve Account, after payment of amounts due to the Class A Noteholders, the Class B Noteholders, the Class C Noteholders, the Class D Noteholders, and the Class E Noteholders, shall be paid to DVI in settlement of its claims against the Issuer; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to Section 3.04, 3.07 (if applicable), 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, such remaining funds shall, upon the Managing Member's written request to the Trustee, be paid to the Managing Member (as sole beneficial owner of the Issuer).

      19. Sections 4.01, 4.02 and 4.03 are deleted in their entirety; provided, however, that notwithstanding the deletion of Section 4.01, the representations and warranties previously set forth therein shall continue to be available as the basis for a claim with respect to the CSA Reserve Account.

      20. Section 4.04(a) is amended and restated in its entirety as follows:

            (a) In the event that the Trustee shall have received written certification from an Authorized Officer of the Servicer that the Trustee has received from amounts paid by the Obligor or from the proceeds of the Equipment subject to any Contract (i) the final Contract Payment due and payable under any Contract or (ii) a Prepayment Amount in respect of any Contract and, following such final Contract Payment or Prepayment Amount, no other payments (other than any Excluded Amounts, Purchase Option Payments and any other payments under such Contract not included in the determination of Discounted Contract Balance for such Contract as set forth in the related Contract Schedule) on, or in respect of, such Contract are or will be due and payable, such Contract and the Equipment subject thereto shall be released from the lien of this Indenture.

      21. Section 4.04(b) is deleted in its entirety.

      22. For the Securitizations by DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section 4.06 is amended and restated by deleting from the end thereof the following: "(although such amounts shall remain subject to the repayment and reinvestment requirements of Section 4.03 of this Indenture)."

      23. For the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C. and DVI Receivables XVI, L.L.C., a new Section 4.06 is added as follows:

      Upon the occurrence of any release pursuant to Section 4.03 or Section
4.04 hereof, the definition of "Trust Property" will be automatically amended to exclude all right, title and interest of the Trustee in (a) any Contract which has been released from the lien of the Indenture, (b) the Equipment related to such Contract and (c) all income, payments and proceeds of any of the foregoing or relating thereto accruing after the effective date of such release.

      24. For the Securitizations by DVI Receivables XVI, L.L.C., DVI Receivables XVII, L.L.C., DVI Receivables XVIII, L.L.C. and DVI Receivables XIX, L.L.C., Section

6.01(iii) is amended by deleting the following: "or of any DVI Party to the Contribution and Servicing Agreement."

      25. Section 6.01(iv) is amended and restated as follows;

            (iv) Reserved;

      26. Section 6.06 is amended by amending clauses SECOND and THIRD thereof as follows:

      Clause SECOND is restated to read: "SECOND, Reserved";

      Clause THIRD is restated to read: "THIRD, only in the event that DVI is no longer the Servicer, any unpaid Servicing Fees to the Servicer, including, if the Servicer has, in its good faith and reasonable business judgment, deemed the Servicing Fee to be commercially unreasonable, then, the amount agreed upon between the then Servicer and the Trustee, each in their good faith and commercially reasonable judgment, as necessary to make the Servicing Fee commercially reasonable and to cover the reasonable costs in transferring the servicing obligations, and in addition, if all or any portion of the Trust Property is sold in accordance with Section 6.15, then with respect to each such portion sold, (i) if sold within 12 months of the Servicer Transition Date, 0.25% of the Aggregate Discounted Contract Balance of the Contracts so sold,
(ii) if sold 12 months or more after the Servicer Transition Date, but less than 24 months after the Servicer Transition Date, 0.125% of the Aggregate Discounted Contract Balance of the Contracts so sold or (iii) nothing if sold 24 months or more after the Servicer Transition Date.

      27. Section 6.06 is further amended by restating, for the Securitizations by DVI Receivables VIII, L.L.C., DVI Receivables X, L.L.C., DVI Receivables XI, L.L.C., DVI Receivables XII, L.L.C., DVI Receivables XIV, L.L.C. and DVI Receivables XVI, L.L.C., clause SEVENTEENTH thereof, for the Securitizations by DVI Receivables XVII, L.L.C. and DVI Receivables XVIII, L.L.C., clause EIGHTEENTH thereof, and for the Securitization by DVI Receivables XIX, L.L.C., clause TWENTY-THIRD thereof, in each to read as follows:

      To DVI in settlement of its claims against the Issuer; provided, however, that after the aggregate amount of payments from all of the Issuers pursuant to
Section 3.04, 3.07 (if applicable), 3.08 or 6.06 of their respective Indentures with respect to settlement of claims of DVI equals $50,000,000, to the Issuer or its designee."

      28. Section 7.06(a) is amended and restated in its entirety as follows:

      (a) The Trustee shall be compensated and/or reimbursed for all services rendered by it hereunder, on each Payment Date, from Available Funds on deposit in the Collection Account, an amount equal to the Trustee Fee and all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), and all losses, damages and liabilities for which the Trustee is indemnified hereunder, except any such expense, disbursement, advance, loss, damage or liability as may be attributable to its gross negligence, fraud, willful misconduct or bad faith;

      29. Section 7.06(b) is deleted.

      30. Section 8.02(b) is deleted.

      31. Section 8.06 is deleted.

      32. Section 8.07(d) is amended and restated as follows:

      (d) The Issuer shall, and the Servicer shall use good faith efforts to assist the Issuer, to update any information required to be provided pursuant to Rule 144A(d) (4) of the Securities Act to subsequent purchasers of the Class E Notes to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder; provided that the Servicer shall not be obligated to determine the materiality of any such information to be disclosed or determine whether the disclosure thereof omits a material fact required to be stated therein or necessary to make any such statements therein not misleading.

      33. A new Section 10.06 is added as follows:

            In the event that the Servicer, DVI, the Managing Member or any successor or assignee thereof, elects to cause the obligations and responsibilities of the Servicer with respect to all of the Contracts to terminate on any Payment Date pursuant to Section 4.07 of the Contribution and Servicing Agreement, the Trustee shall notify the Noteholders of such election within 5 business days of receiving notice thereof.

                                   EXHIBIT C
                   SERVICING FEES AND ANCILLARY COMPENSATION


                                                                         MONTHLY REPORT (A)
                                          -----------------------------------------------------------------------
                                              SEPT.          OCT.           NOV.           DEC.           JAN.          TOTAL
                                          -----------    -----------    -----------    -----------    -----------    -----------
Servicing fees
     1999-1                               $    10,984    $    10,150    $     9,326    $     8,028    $     7,240*   $    45,729
     1999-2                                    20,005         19,097         18,174         17,083         15,987*        90,347
     2000-1                                    28,236         26,972         25,834         24,715         23,319*       129,076
     2000-2                                    32,720         31,617         30,481         29,427         28,385*       152,630
     2001-1                                    48,958         47,423         44,595         43,088         41,426*       225,491
     2001-2                                   132,174        133,099        124,911        120,160        115,111*       625,455
     2002-1                                   188,273        184,158        179,926        173,888        168,418*       894,664
     2002-2                                   236,657        231,510        226,677        221,207        214,851*     1,130,904
     2003-1                                   271,376        263,140        256,542        249,812        244,269*     1,285,140
                                          -----------    -----------    -----------    -----------    -----------    -----------
        Subtotal                              969,385        947,168        916,466        887,408        859,007      4,579,433

Late fees, taxes, maintenance, other
     1999-1                                    24,895         34,707         48,438         30,953         30,953*       169,945
     1999-2                                    54,759         57,941         61,957         48,663         48,663*       271,983
     2000-1                                    56,397         76,815         72,730         71,079         71,079*       348,100
     2000-2                                    67,313         65,586         67,004         50,840         50,840*       301,582
     2001-1                                    70,525         63,009        130,564         94,216         94,216*       452,531
     2001-2                                   189,312        153,039        149,922        150,288        150,288*       792,850
     2002-1                                   138,170        157,137        162,199        115,898        115,898*       689,302
     2002-2                                   204,042        162,766        185,884        194,181        194,181*       941,053
     2003-1                                   224,169        136,153        186,178        157,264        157,264*       861,026
                                          -----------    -----------    -----------    -----------    -----------    -----------
        Subtotal                            1,029,582        907,153      1,064,875        913,381        913,381      4,828,372

Amounts already received (sales taxes)       (469,332)      (516,228)      (510,401)                                  (1,495,961)
                                          -----------    -----------    -----------    -----------    -----------    -----------
                                          $ 1,529,635    $ 1,338,092    $ 1,470,940    $ 1,800,789    $ 1,772,388    $ 7,911,845
                                          ===========    ===========    ===========    ===========    ===========    ===========



----------

(A) Reporting on prior month's activity.
 *  = estimate.

                                   EXHIBIT D
                               SERVICER ADVANCES


  TRUST           CUMULATIVE SERVICER ADVANCE
--------------    ---------------------------
  1999-1               $    763,924.27
  1999-2                    966,007.09
  2000-1                  1,635,099.97
  2000-2                  1,451,565.76
  2001-1                  2,202,936.16
  2001-2                  4,220,529.99
  2002-1                  3,637,348.68
  2002-2                  2,837,899.95
  2003-1                  3,605,818.03
                       ---------------
        Total          $ 21,321,129.90
                       ===============

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                                  )   Chapter 11
                                        )
DVI, INC.,                              )   Case Nos. 03-12656 through
DVI FINANCIAL SERVICES INC. and         )   03-12658 (MJW)
DVI BUSINESS CREDIT CORPORATION,        )
                                        )   Jointly Administered
            Debtors.                    )
                                        )
----------------------------------------


          ORDER PURSUANT TO SECTIONS 105 AND 365 OF THE BANKRUPTCY CODE AND FEDERAL RULE OF BANKRUPTCY PROCEDURE 9019 APPROVING (I) THE
         DEBTORS' ASSUMPTION AND ASSIGNMENT OF CERTAIN CONTRIBUTION AND
            SERVICING AGREEMENTS, AS MODIFIED, AND (II) A SETTLEMENT
          AGREEMENT BETWEEN DEBTORS, EACH RECEIVABLES CORPORATION, EACH
         ISSUER, U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, THE AD HOC
        COMMITTEE OF NOTEHOLDERS AND LYON FINANCIAL SERVICES, INC. D/B/A
                          US BANCORP PORTFOLIO SERVICES

            This matter coming on to be heard on the Motion of the Debtors and Debtors-in-Possession for Order Pursuant to Sections 105 and 365 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 9019 Approving (i) the Debtors' Assumption and Assignment of Certain Contribution and Servicing Agreements, as Modified, and (ii) a Settlement Agreement Between Debtors, U.S. Bank National Association, as Trustee, each Receivables Corporation, each Issuer, the Ad Hoc Committee of Noteholders and Lyon Financial Services, Inc. d/b/a US Bancorp Portfolio Services (the "Motion") filed by the above-captioned debtors and debtors-in-possession (the "Debtors"); the Court having reviewed the Motion and the Settlement Agreement (attached hereto as Exhibit A and incorporated herein by reference, the "Settlement

Agreement")(1) and having heard the statements of counsel in support of the relief requested therein at the hearing conducted on January __, 2004 (the "Hearing"); the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2), (c) the compromise and settlement set forth in the Settlement Agreement is fair and reasonable and in the best interest of the Debtors' estates; the Court finding that notice of the Motion given by the Debtors was sufficient under the circumstances; and the Court being fully advised in the premises and having determined that the legal and factual bases set forth in the Motion and at the Hearing on the Motion establish just cause for the relief herein granted;

            IT IS HEREBY ORDERED THAT:

            1. The Motion shall be, and hereby is, GRANTED.

            2. Pursuant to 11 U.S.C. Section 105(a) and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure, the Settlement Agreement and the compromises and releases embodied therein are hereby approved as fair, adequate and reasonable under all of the circumstances, to the Noteholders, Securitization Trusts, the Debtors and their bankruptcy estates and the Settlement Related Parties (as hereinafter defined). The Settlement Agreement is determined by this Court to be a fair, prudent and reasonable result for all Noteholders, and is in the best interest of all Noteholders, the Securitization Trusts, the Debtors and the Settlement Related Parties. The Debtors and the Settlement Related Parties have acted reasonably and prudently in seeking this Order.

-------------------
(1) Capitalized terms not otherwise defined in this Order shall have the meanings ascribed to them in the Settlement Agreement.

            3. Effective automatically on the Closing Date, the amendments to the Contribution and Servicing Agreements and the Indentures set forth in Exhibit B to the Settlement Agreement shall be, and hereby are, approved notwithstanding the amendment requirements set forth in the respective Contribution and Servicing Agreements and Indentures.

            4. The Debtors are hereby authorized in accordance with 11 U.S.C. Sections 105(a) and 365 to (a) assume and assign to the Successor Servicer, effective upon the Closing Date, the Contribution and Servicing Agreements (as amended by and in accordance with the Settlement Agreement) free and clear of all interests of any kind or nature whatsoever, and (b) execute and deliver to the Successor Servicer such documents or other instruments as may be necessary to assign and transfer the Contribution and Servicing Agreements to the Successor Servicer.

            5. Upon the Closing Date, the Contribution and Servicing Agreements shall be transferred to, and, except to the extent amended by the Settlement Agreement, remain in full force and effect in accordance with their respective terms (as amended by the Settlement Agreement), notwithstanding any provision in any such Contribution and Servicing Agreement or Indenture (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, except as specifically provided in the Settlement Agreement, DVIFS shall, pursuant to 11 U.S.C. Section 365(k), be relieved from any further liability with respect to the Contribution and Servicing Agreements after such assignment to and assumption by the Successor Servicer.

            6. By entering into the Settlement Agreement, the Debtors and the Successor Servicer, as applicable, have (i) cured, or have provided adequate assurance of cure of, any and all defaults under all of the Contribution and Servicing Agreements, within the meaning of 11 U.S.C. Section 365(b)(1)(A), (ii) provided compensation or adequate assurance of compensation to the

Trustee and any other party for any actual pecuniary loss to such party resulting from any and all defaults under all of the Contribution and Servicing Agreements, within the meaning of 11 U.S.C. Section 365(b)(1)(B), and (iii) provided adequate assurance of future performance of and under the Contribution and Servicing Agreements (as modified by the Settlement Agreement), within the meaning of 11 U.S.C. Section 365(b)(1)(C). All pre-petition and post-petition defaults or other obligations of the Debtors under the Contribution and Servicing Agreements arising or accruing prior to the Closing Date of the Settlement Agreement shall be deemed cured upon the Closing Date; provided, that an Amortization Event shall be continuing under and as defined in the Indentures, as set forth in paragraph 10(b) of the Settlement Agreement.

            7. Effective upon the Closing Date, the releases set forth in the Settlement Agreement shall be, and hereby are, approved. Except for the obligations of the Debtors and Successor Servicer under the Settlement Agreement, each non-Debtor party to each Contribution and Servicing Agreement hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Successor Servicer, or their property, successors or assigns, any right, claim or cause of action released in the Settlement Agreement, including, without limitation, any default by any Debtor existing as of the date of the entry of this Order or, against the Successor Servicer, any counterclaim, defense, setoff or any other claim asserted or assertable against the Debtors.

            8. All of the Noteholders are bound by, and are deemed to have consented to, the terms of this Order and the Settlement Agreement and are deemed to have directed and instructed the Trustee to execute and perform under the Settlement Agreement, including, without limitation, the amendments of the Contribution and Servicing

Agreements and the Indentures set forth in the Settlement Agreement. The parties to the Contribution and Servicing Agreements and Indentures are directed to perform their obligations thereunder as amended by the Settlement Agreement, and to pay from the Successor Servicer Reserve Accounts the fees and expenses of the Successor Servicer required to be paid from such accounts under the Settlement Agreement. Having found the compromises and releases set forth in the Settlement Agreement to be fair and reasonable, the Court finds no bona fide basis for any actions or claims against the Debtors, the Trustee, the Successor Servicer, the DIP Lenders, the Ad Hoc Committee of Noteholders (the "Ad Hoc Committee" and, together with the Trustee, the Successor Servicer and the DIP Lenders, collectively, the "Settlement Related Parties") and the Debtors' and the Settlement Related Parties' financial and/or legal advisors as a result of this Order and the terms hereof. None of the Debtors or the Settlement Related Parties (or the Debtors' and the Settlement Related Parties' financial and/or legal advisors) shall have any liability for any claims, demands, suits, actions or causes of action by reason of any facts, events, acts, conduct or omissions arising out of participation in the negotiation and implementation of this Order or the matters resolved hereby or by the Settlement Agreement. All Persons shall be and are forever barred, estopped and permanently enjoined from asserting, prosecuting or otherwise pursuing against the Debtors and the Settlement Related Parties (and the Debtors' or the Settlement Related Parties' financial and/or legal advisors), their property, their successors and assigns or their affiliates any claims relating in any way to the Securitization Trusts prior to the date hereof, any modifications to servicing agreements and protocol, or any other matter which in any way is the subject of this Order, except as otherwise specifically set forth in the Settlement Agreement.

            9. The Motion of U.S. Bank National Association as Trustee to Lift the Automatic Stay to Terminate Certain Equipment Contract Contribution and Servicing

Agreements or in the Alternative to Compel the Debtors to Assume or Reject Certain Contribution and Servicing Agreements (Docket No. 625) and the Addendum to the Motion of U.S. Bank National Association as Trustee to Lift the Automatic Stay to Terminate Certain Equipment Contract Contribution and Servicing Agreements or in the Alternative to Compel the Debtors to Assume or Reject Certain Contribution and Servicing Agreements (Docket No. 740) are moot and are deemed withdrawn.

            10. The Motion of the Official Committee of Unsecured Creditors for Leave to Commence Action on Behalf of the Debtors' Estates Against U.S. Bank National Association and Other Defendants Effective Nunc Pro Tunc to November 4, 2003 (Docket No. 737) is moot and is deemed withdrawn with prejudice.

            11. The security interest or ownership interest of the Trustee in and to the individual Contracts owned by the Securitizations, and the security interest of the Trustee in and to the Equipment supporting such Contracts and owned by the Receivables Corporations, to the extent not already perfected by virtue of prior filings with an appropriate governmental agency, shall be deemed to be perfected by virtue of this Order without any further filing or action being required to be taken by any party, in each case as set forth in the Settlement Agreement, and the interests of DVIFS and the Successor Servicer in such Contracts and Equipment shall be as set forth in the Settlement Agreement.

            12. Notwithstanding anything in the Settlement Agreement or this Order to the Contrary, (A) if DVIFS, DVI Business Credit Corporation, or any Affiliate (other than the Issuers or the Receivables Corporations) of DVI Business Credit Corporation owned or had an interest in, on August 25, 2003, any note, payment obligation, credit agreement or other evidence of indedbtedness or payment obligation of any Obligor on any Contract (other than any interest in any such Contract included in any Securitization), then, upon written request by the Debtors, (i) the accounts receivable of each such Obligor shall be free and clear of any lien of the Trustee, each Issuer and each Receivables Corporation, (ii) the Successor Servicer shall have a power of attorney to file UCC-3 financing statements or execute any other document necessary to evidence that the Trustee does not have any such lien and (iii) the Successor Servicer shall file all necessary papers and take any such other acts necessary to release any such lien and (B) if none of DVIFS, DVIBC or any Affiliate (other than the Issuers or the Receivables Corporations) of DVIBC owned or had an interest in, on August 25, 2003, any note, payment obligation, credit agreement or other evidence of indebtedness or payment obligation of any Obligor on any Contract (other than any interest in any Contract included in any Securitization), then DVIFS shall assign to the Trustee, on behalf of the Noteholders and Swap Providers, any security interest in assets of such Obligor, including any security interest in accounts receivable of such Obligor, then held by DVIFS.

            13. All of the obligations of the Debtors under the Settlement Agreement shall constitute administrative expenses under sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code.

            14. To the extent necessary, the automatic stay imposed by section 362(a) of the Bankruptcy Code, and any other applicable provision of the Bankruptcy Code, is deemed modified to permit the parties to fulfill and enforce the terms of the Settlement Agreement.

            15. The stay of orders authorizing the use, sale or lease of property as provided in Bankruptcy Rules 6004(g) shall not apply to this Order, and this Order is immediately effective and enforceable.

            16. The provisions of this Order shall be binding on the Debtors and their respective estates, creditors, successors, assigns and representatives (including, without limitation, any trustee hereinafter appointed as representative of the estate of any of the Debtors, or any other representative who qualifies in a case under the Bankruptcy Code or in connection with any other similar state or federal proceedings). The terms and conditions of this Order and any actions taken pursuant thereto shall survive the filing of any subsequent case or proceedings for any of the Debtors or the entry of any order in the case of any of the Debtors confirming a plan of reorganization, dismissing any such case, converting any such case to any other chapter under the Bankruptcy Code, withdrawing the reference of any such case from this Court or abstaining from handling any such case.

            17. Pursuant to 28 U.S.C. Section 157(b), the Court shall (i) retain exclusive jurisdiction over any matter or dispute arising from or relating to the implementation and enforcement of this Order and/or the Settlement Agreement and (ii) have exclusive jurisdiction over claims brought by DVIFS as subservicer for enforcement of payment obligations owing by the Obligors or liens granted by the Obligors, in each case under and in respect of the Contracts; provided, that nothing in this Order shall be deemed to hold that this Court has personal or subject matter jurisdiction over the Securitizations or their assets except to the extent necessary to effectuate the transactions set forth in the Settlement Agreement.

            18. This Order shall constitute findings of facts and conclusions of law and shall take effect and be fully enforceable upon all parties in interest for all purposes immediately upon entry hereof.

Dated:      January ___, 2004
      Wilmington, Delaware


                                    --------------------------------------------
                                    UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT F
                         DISTRIBUTION OF NETTING AMOUNT


                        CUMULATIVE         DISTRIBUTION OF
                         SERVICER              NETTING
     TRUST                ADVANCE              AMOUNT
-----------------    -----------------     ---------------
     1999-1           $    763,924.27       $   89,573.61
     1999-2                966,007.09          113,268.75
     2000-1              1,635,099.97          191,722.95
     2000-2              1,451,565.76          170,202.72
     2001-1              2,202,936.16          258,304.34
     2001-2              4,220,529.99          494,876.45
     2002-1              3,637,348.68          426,495.77
     2002-2              2,837,899.95          332,756.75
     2003-1              3,605,818.03          422,798.66
                     -----------------     ---------------
           Total      $ 21,321,129.90       $2,500,000.00
                     =================     ===============